UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.
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PSEG

2025
Proxy Statement

Notice of Annual Meeting
April 22, 2025 – 1 P.M. ET
Virtual Only

powering
our everyday.

RECENT AWARDS & RECOGNITIONS

2025

- America's Most Responsible Companies
  – Newsweek and Statista Inc.
- America's Greatest Workplaces for Diversity
  – Newsweek
- America's Most JUST Companies
  – JUST Capital and CNBC

2024

- PSE&G's Clean Energy Jobs Program awarded the Leaders of the Pack Award in the Workforce Development category
  – American Council for an Energy-Efficient Economy
- America's Greatest Workplaces for Women
  – Newsweek & Plant-A Insights Group
- America's Greatest Workplaces for Mental Well-being
  – Newsweek & Plant-A Insights Group
- Most Trusted Brands (residential), Easiest to Do Business With (residential) and one of the Trusted Business Partners in the 2024 Business Study
  – Cogent
- #1 in Customer Satisfaction with Residential Gas and Electric Service in the East among Large Utilities
  – J.D. Power Studies
- ReliabilityOne® Outstanding Customer Engagement Award
  – PA Consulting
- ReliabilityOne® Award for Outstanding Metropolitan Service Area Reliability Performance in the Mid-Atlantic Region for the 23rd consecutive year
  – PA Consulting
- Dow Jones Sustainability Index - North America, 17th consecutive year
  – Dow Jones
- ENERGY STAR Partner of the Year Award for Sustained Excellence in the Energy Efficiency Program Delivery category
  – U.S. Environmental Protection Agency and the U.S. Department of Energy

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT OF PSEG

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG or Company) will be held on Tuesday, April 22, 2025, at 1:00 p.m. Eastern Time in a virtual-only format via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. We designed the format of the virtual annual meeting to ensure that our stockholders who attend the virtual annual meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. Stockholders of record as of the close of business on February 21, 2025, will be able to attend, vote, and submit questions during the virtual meeting by registering at: www.virtualshareholdermeeting.com/PEG2025

DATE

April 22, 2025

at 1:00 P.M., Eastern Time

VIRTUAL MEETING

To attend the meeting register at: www.virtualshareholdermeeting.com/PEG2025

Scan this QR code to access the 2025 PSEG Proxy Statement and 2024 Annual Report on your mobile device

RECORD DATE

Stockholders entitled to vote at the Annual Meeting are the holders of common stock of record at the close of business on February 21, 2025

You are encouraged to vote your shares in advance of the Annual Meeting for the following items:

1.  Elect eleven members of the Board of Directors (Board) to hold office until the Annual Meeting of Stockholders in 2026, or until each Director’s respective successor is elected and qualified;

2.  Approve on an advisory basis, our executive compensation;

3.  Consider and act upon three management proposals to approve amendments to our Certificate of Incorporation and By-Laws to eliminate supermajority voting requirements;

4.  Ratify the appointment of Deloitte & Touche LLP (Deloitte) as independent auditor for 2025; and

5.  Transact any other business that is properly presented at the meeting.

By order of the Board,

Justin B. Incardone

Secretary

March 13, 2025

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET, BY TELEPHONE, OR FOR THOSE WHO REQUEST PAPER COPIES OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD MAILED TO YOU.

IF YOU HAVE MULTIPLE ACCOUNTS, YOU MAY RECEIVE MORE THAN ONE VOTING INSTRUCTION FORM AND RELATED MATERIALS. PLEASE VOTE EACH VOTING INSTRUCTION FORM THAT YOU RECEIVE. THANK YOU FOR VOTING.

Voting Methods for Stockholders

MAIL PROXY CARD Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
INTERNET/MOBILE www.proxyvote.com	PHONE 1-800-690-6903
VOTE DURING THE MEETING www.virtualshareholdermeeting.com/PEG2025

PLEASE VOTE ON THESE ITEMS

PROPOSAL
1	Election of Directors	2	Advisory Vote on the Approval of Executive Compensation	3	Management Proposal to Eliminate Supermajority Voting Requirements	4	Ratification of the Appointment of Independent Auditor

To Submit Proposals for the 2026 Annual Meeting

FINAL DATE November 7, 2025 (last day for receipt by us)	CONTACT Office of the Corporate Secretary PSEG 80 Park Plaza, T4B Newark, NJ 07102

Once again, we are pleased this year to help protect the environment and save costs by using the “Notice and Access” method of delivery of proxy materials. Instead of receiving paper copies of our proxy materials in the mail, shareholders will receive a Notice of Internet Availability of Proxy Materials (Notice), which provides an Internet website address where shareholders can access electronic copies of the proxy materials and vote. The website also has instructions for voting by phone and requesting paper or e-mail copies of the proxy materials and proxy card.

If your shares are held by a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), including those in the various stockholder and employee plans that we offer, please follow the voting instructions from your bank, broker or plan administrator. For more information, see page 82.

The approximate date on which a Notice, this Proxy Statement, and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March 13, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 22, 2025.

The 2025 Proxy Statement and our 2024 Annual Report to Stockholders are available at pseg.com/annualmeeting

Future Electronic Delivery

You can help the environment and us by choosing to receive future proxy statements and related documents such as the Annual Report and Form 10-K by electronic delivery. You may sign up for future electronic delivery at the website below, depending on the nature of your ownership. Please note that these are not the same sites to use for voting. For further information about how to vote, see the Notice of Annual Meeting of Stockholders and page 82.

•   If you are a stockholder of record, please go to enroll.icsdelivery.com/peg

•   For shares held in Employee Benefit Plans, please go to enroll.icsdelivery.com/peg

•   If your shares are held by a bank or broker, please go to enroll.icsdelivery.com/peg

PSEG 2025 Proxy Statement  i

ii  PSEG 2025 Proxy Statement

Forward-Looking Statements

Forward-Looking Statements

The statements contained in this Proxy Statement that are not purely historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the Securities and Exchange Commission (SEC), including our 2024 Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the SEC, and available on our website: investor.pseg.com. All of the forward-looking statements made in this Proxy Statement are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized, or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this Proxy Statement apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. Information on our website should not be deemed incorporated into, or a part of, this Proxy Statement.

From time to time, PSEG and Public Service Electric and Gas Company (PSE&G) release important information via postings on their corporate Investor Relations website at investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at investor.pseg.com or by navigating to the Email Alerts webpage investor.pseg.com/resources/email-alerts/default.aspx. Information on investor.pseg.com and investor.pseg.com/resources/email-alerts/default.aspx is not and shall not be deemed to be incorporated herein and is not part of this Proxy Statement.

PSEG 2025 Proxy Statement  iii

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

At the Annual Meeting, you will be asked to vote on the following proposals. It is our recommendation that you vote in favor of Proposals 1, 2, 3(a), 3(b), 3(c), and 4.

Proposal		Board Recommendation	Page Reference

1.	Election of Directors	FOR	8

2.	Advisory Vote on the Approval of Executive Compensation	FOR	39

3(a).	Management Proposal to Eliminate Supermajority Voting Requirements for Certain Business Combinations	FOR	74

3(b).	Management Proposal to Eliminate Supermajority Voting Requirements to Remove a Director Without Cause	FOR	74

3(c).	Management Proposal to Eliminate Supermajority Voting Requirement to Make Certain Amendments to Our By-Laws	FOR	75

4.	Ratification of the Appointment of Deloitte as Independent Auditor for 2025	FOR	76

Ensuring that our Board has the optimal balance of skills, viewpoints, perspectives, and experiences is a top priority of the Board and the Governance, Nominating and Sustainability Committee (Governance Committee). The nominees for whom you are being asked to vote are a group of highly qualified leaders with a broad range of business, industry, and academic experience.

For additional information about the backgrounds, experience, skills, and qualifications of each individual nominee, please see the charts on page 2 and pages 8-11 and biographical data on pages 13-18.

PSEG 2025 Proxy Statement  1

Proxy Statement Summary

WHAT’S NEW?

Elimination of Supermajority Voting Requirements in Certificate of Incorporation and By-Laws - we are committed to removing all supermajority voting requirements from our governing documents and, for a third year in a row, include in the Company’s proxy statement a management proposal for shareholders to approve amendments to our Certificate of Incorporation and By-Laws to eliminate provisions requiring a supermajority vote for certain actions, see page 74.

Average Age of Directors - new graphic depicting average age of Directors is 65.3 years, see below.

Enhanced Skills, Qualifications & Experience Matrix - incorporated definitions of each qualification, added new category titled “Executive Leadership & Business Strategy,” see pages 8 and 9.

CPA-Zicklin Top Recognition of “Trendsetter” - awarded for the second consecutive year by CPA-Zicklin Index of Corporate Political Disclosure and Accountability. Spotlighted PSEG’s 501(c)(4) contribution policy as “thorough and detailed,” see page 32.

Governance Highlights - updated presentation of our governance best practices, including four categories titled Board Composition, Executive Compensation and Succession Planning, Shareholder Empowerment and Engagement, and Governance Best Practices, see page 4.

GOVERNANCE HIGHLIGHTS FOR DIRECTOR NOMINEES

2  PSEG 2025 Proxy Statement

Proxy Statement Summary

OUR DIRECTOR NOMINEES

Name	Age*	Director Since	Primary Occupation**	Independent	Committee Memberships***

Ralph A. LaRossa	61	2022	Chair of the Board, President and Chief Executive Officer of PSEG		E (Chair)

Susan Tomasky Lead Independent Director	72	2012	Retired President of AEP Transmission of American Electric Power Corporation	●	E

Willie A. Deese	69	2016	Retired Executive Vice President of Merck & Co. Inc.	●	A, E, G (Chair), O

Jamie M. Gentoso	48	2022	President of Holcim Building Envelope; Global Head of Solutions & Products Business Unit, Holcim	●	F, IO

Barry H. Ostrowsky	74	2018	Retired President and Chief Executive Officer of RWJBarnabas Health, Inc.	●	A (Chair), E, F, O

Ricardo G. Pérez	65	2024	Retired President and Chief Operating Officer of Westinghouse Electric Company	●	G, IO

Valerie A. Smith	69	2022	President of Swarthmore College	●	G, O

Scott G. Stephenson	67	2020	Retired Chairman of the Board, President and Chief Executive Officer of Verisk Analytics, Inc.	●	A, F (Chair), IO

Laura A. Sugg	64	2019	Retired President of Australasia Division of ConocoPhillips Corporation	●	A, F, IO (Chair)

John P. Surma	70	2019	Retired Chairman of the Board and Chief Executive Officer of United States Steel Corporation	●	G, IO, O (Chair)

Kenneth Y. Tanji	59	2023	Retired Executive Vice President and Chief Financial Officer , Prudential Financial, Inc.	●	A, F

*Director age as of the 2025 Annual Meeting

**CEO=Chief Executive Officer; EVP=Executive Vice President; COO=Chief Operating Officer; CFO=Chief Financial Officer

***A=Audit; E=Executive; F=Finance; G=Governance, Nominating and Sustainability; IO=Industrial Operations; O=Organization and Compensation; Committee Chair and member positions are indicated as of the date of this Proxy Statement

We anticipate that all Committee Chair terms (with the exception of the Executive Committee Chair) will expire in April 2026 to align each of them with the Lead Independent Director’s four-year term.

PSEG 2025 Proxy Statement  3

Proxy Statement Summary

Governance Highlights

Board Composition	Executive Compensation and Succession Planning

 • Board features broad qualifications, skills, perspectives and backgrounds

 • Balanced Board tenure and age, 10 out of 11 Directors are independent

 • Regular Board refreshment that has elected four new Independent Directors in the last three years

 • All Board Committees (other than Executive Committee) are comprised entirely of Independent Directors and chaired by Independent Directors

•  Pay for performance, with a significant portion of target compensation at risk

•  Independent executive compensation consultant reviews programs and practices

•  Robust stock ownership requirements for Directors and executives

•  Executive compensation clawback practices

•  Disclosure of forward-looking targets for performance share units (PSUs)

•  Succession planning for CEO and key executives

Shareholder Empowerment and Engagement	Governance Best Practices

 • All Directors stand for shareholder election annually

 • Majority voting for Directors with a Director resignation policy

 • Year-round shareholder engagement that includes participation from Independent Director and executive leadership

 • Published process for shareholders to communicate with the Board

 • Proxy access

 • Stockholders’ right to call special meetings (25% of shares cast)

 • No poison pill

•  Strong Lead Independent Director with clear, disclosed duties

•  Annual review and disclosure of political contributions

•  Board oversight of sustainability, climate change, cybersecurity, and human capital management specified in Committee charters

•  Numerical limit on outside public company Board memberships

•  Enhanced Board assessment process, including individual Director self and anonymous peer assessments and a third-party independent assessment at least every five years

Sustainability Highlights

Top-tier safety, reliability and customer service, while maintaining customer bill affordability

Extension through 2025 of phase two of PSE&G’s Gas System Modernization Program (GSMP), with total program investment of ~$900 million. Reduced methane emissions to date by over 30% compared to 2018 levels with GSMP

Approval for ~$2.9 billion of investments for the PSE&G Clean Energy Future - Energy Efficiency II Program through June 2027

Completion of PSE&G’s Advanced Metering Infrastructure (AMI) program, installing ~2.2 million electric smart meters in New Jersey

Named to Newsweek’s 2025 America’s Most Responsible Companies list as the top utility in the Energy & Utilities industry

#1 in Customer Satisfaction with Residential Electric and Gas Service in the East among Large Utilities by J.D. Power in 2024

Dow Jones Sustainability Index - North America, 17th consecutive year

Morgan Stanley Capital International (MSCI) rates PSEG at AAA, its highest corporate environmental, social and governance (ESG) rating

4  PSEG 2025 Proxy Statement

Proxy Statement Summary

2024 PERFORMANCE SNAPSHOT

The charts below compare the relative contributions to earnings of PSE&G, PSEG Power LLC (PSEG Power or Power) & Other over the past five years and show our earnings growth in those years. Our financial highlights are presented below.

We are a public utility holding company that is predominantly a regulated electric and gas utility and a nuclear generation business. Our business plan focuses on achieving growth by allocating capital primarily toward regulated investments in an effort to continue to improve the sustainability and predictability of our business, while focusing on modernizing our energy infrastructure, improving reliability and resilience, increasing energy efficiency and delivering cleaner energy to meet customer expectations and be well aligned with public policy objectives. You can find a more comprehensive discussion of our 2024 business and financial performance in our 2024 Annual Report on Form 10-K. The decrease in Net Income in 2024 was primarily driven by MTM activity, as indicated in Appendix A. See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

Financial Highlights

Dollars in Millions, except per share amounts	2024	2023

Operating Revenues	10,290	11,237

Net Income	1,772	2,563

Operating Earnings (non-GAAP)	1,839	1,742

Total Assets	54,640	50,741

Earnings Per Share (EPS) – Diluted

Net Income	3.54	5.13

Operating Earnings (non-GAAP)	3.68	3.48

Dividends Paid per Share	2.40	2.28

Market Price per Share – Year-end	84.49	61.15

PSEG 2025 Proxy Statement  5

Proxy Statement Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

94.1% Approval in 2024	SAY ON PAY Stockholders continued to show strong support for our executive compensation programs, with 94.1% of the votes cast for the approval of the “say on pay” proposal at our 2024 Annual Meeting.

Our executive compensation programs are benchmarked against our peers and helps us recruit and retain top talent. It closely links pay to performance in order to align our leadership team’s interests with stockholders’ interests.

Our independent compensation consultant, Compensation Advisory Partners LLC (CAP), provides executive compensation services to the Organization and Compensation (O&CC) and the Board.

Key Components	Type	Rationale

Base salary	Fixed	Experience, skills, scope of role, performance, and competitive market.

Annual cash incentive award under our Management Incentive Compensation Plan (MICP)	Variable performance-based	Emphasis on Operating EPS (non-GAAP) as the corporate financial objective, business scorecards, including operational and people metrics, and critical strategic initiatives. Payout opportunity from zero to 200% of target percentage of salary.

Equity-based incentive awards under our Long-Term Incentive Plan (LTIP), consisting of PSUs and restricted stock units (RSUs)	Variable performance-based	PSUs (70% for the Named Executive Officers (NEOs)) are measured over a three-year period based upon: (i) Total Shareholder Return (TSR) vs. peers; (ii) EPS growth; and (iii) ESG Index priorities with the opportunity to earn between zero and 200% of target. PSUs cliff vest at the end of the three-year period, unless retirement eligible, when PSUs vest 1/36 per month. RSUs (30% for the NEOs) have graded vesting over 3-years (1/3 per year), unless retirement eligible, when RSUs vest 1/12 per month over one year. All of our NEOs are retirement eligible.

Retirement and post-employment benefits		Assist in attracting and retaining our executives and provide a competitive benefits package to our employees.

6  PSEG 2025 Proxy Statement

Proxy Statement Summary

Executive Pay Mix

For 2024, the target annual and long-term incentive pay for our CEO and other NEOs as a group was 89% and 76%, respectively, of target Total Direct Compensation.

2024 TARGET COMPENSATION SUMMARY

Executive	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive ($)		Target Total Compensation ($)
				PSUs	RSUs

Ralph A. LaRossa	1,345,600	135%	3,162,160	5,950,007	2,550,028	11,662,195

Daniel J. Cregg	825,000	90%	1,567,500	1,680,038	720,048	3,967,586

Kim C. Hanemann	775,000	85%	1,433,750	1,260,012	540,007	3,233,769

Tamara L. Linde	737,400	85%	1,364,190	1,260,012	540,007	3,164,209

Charles V. McFeaters	676,000	75%	1,183,000	840,052	360,024	2,383,076

PSEG 2025 Proxy Statement  7

Overview of Board Nominees – Diversity of Skills, Qualifications and Experience

PROPOSAL 1	ELECTION OF DIRECTORS

OVERVIEW OF BOARD NOMINEES

You are being asked to vote on the election of eleven Directors. Our Corporate Governance Principles place great emphasis on diversity that utilizes a broad meaning to include a balance of factors such as background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities, race, ethnicity, gender and other traits desirable for achieving an appropriate group of qualified individuals.

Our Governance Committee evaluated the nominees and recommended them to the full Board, which approved their nomination.

Vote required: Each director must receive the affirmative vote of a majority of the votes cast with respect to the director’s election in order to be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See Majority Voting for Election of Directors on page 81.

Diversity of Skills, Qualifications and Experience

Executive Leadership & Business Strategy Experience in guiding complex organizations, including developing and implementing corporate strategies and long-term business plans.

Accounting/Finance

Experience in capital markets, corporate or private organization finance, or accounting, through managing or servicing in such functions at large public companies or private entities, or through service on a public company board.

Construction/Engineering/Manufacturing Experience in managing construction, engineering or manufacturing projects and other related activities.

Corporate Governance Experience with board oversight and/or management accountability, as well as protecting shareholder and other stakeholder interests.	Customer Satisfaction & Sales Experience with meeting customer needs and expectations, including optimizing the customer experience.	Energy Industry Experience in utility, energy or nuclear operations.

Environment/Sustainability

Experience in overseeing or advising or being responsible for environmental, climate or sustainability practices; or understanding of environmental, sustainability and climate policy, regulation, risk or impacts.

Government/Policy/Regulatory

Experience in law, public policy, government affairs or regulatory matters to provide insight and develop strategies that incorporate current and potential changes, as well as risks, in these areas.

Human Capital Management Experience in attracting, developing, motivating, and retaining a talented workforce, as well as fostering positive workplace culture.

Industrial Operations & Safety Experience in businesses with capital intensive and complex infrastructure projects, including the safety of the workforce and the public.	Risk Management Experience overseeing or managing financial, operational, regulatory, reputational, and other significant risks that affect our business.

Technology/Cybersecurity

Experience with digital technology, including technology innovation, as well as the security and integrity of digital assets and systems and their associated cyber threats, risks, and mitigations.

8  PSEG 2025 Proxy Statement

Overview of Board Nominees – Diversity of Skills, Qualifications and Experience

* See page 22 for “audit committee financial expert” information as defined under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

PSEG 2025 Proxy Statement  9

Overview of Board Nominees – Gender, Racial and Ethnic Diversity

Gender, Racial and Ethnic Diversity (self-identified)

We value diversity of gender, race and ethnicity in our multifaceted Board selection process. Our Board self-identified the following demographics:

•   Four women and four racially/ethnically diverse Directors.

•   Our Lead Independent Director is a woman.

•   75% of the Governance Committee members are women and/or racially/ethnically diverse, including the Chair.

•   Three out of seven leadership positions (Lead Independent Director or Chair, excluding the Executive Committee) are women and/or racially/ethnically diverse.

Board Independence

The Board consists of a majority of Independent Directors, as required by our Corporate Governance Principles and the New York Stock Exchange (NYSE). The Corporate Governance Principles define our standards for Director independence. The Governance Committee annually assesses the independence of each Director and makes recommendations to the Board. For a Director to be independent, the Board must affirmatively determine that the Director has no material relationship with the Company other than service as a Director.

10  PSEG 2025 Proxy Statement

Overview of Board Nominees – Board Independence

The Board has determined that all of the current Directors and nominees for election are independent except Ralph A. LaRossa, our Chair of the Board, President and CEO. These determinations were based upon the responses submitted by each Director and executive officer to questionnaires, business records, publicly available information and applicable SEC and NYSE requirements. Other than the payments reported in this Proxy Statement in the Director Compensation Table, none of our Directors have or will receive any compensation or have entered into any golden leash arrangements in connection with their service on our Board.
Board Refreshment and Tenure

Refreshing our Board is important to provide new perspectives and ideas while ensuring sufficient experience and institutional knowledge to help mitigate risk. We replenish skills and experience and refresh Board committees through rotation of chairs and memberships. Committee chairs typically serve in that capacity for four years, with the potential for an extension to, for example, align with the Lead Independent Director’s term.

Upon election of the nominees at this Annual Meeting, the average tenure of the independent members of our Board for their current term of service will be approximately 5.5 years.

Since 2022, we added four Independent Directors.

Mandatory Retirement at 75

Our Corporate Governance Principles list an Independent Director’s retirement as of the Annual Meeting held in the calendar year following the year of their 75th birthday. This allows us to benefit from long-serving directors’ expertise, institutional knowledge, and continuity, while maintaining our ability to refresh our Board.

PSEG 2025 Proxy Statement  11

Overview of Board Nominees – Board Membership Selection

Board Membership Selection

The selection of qualified, engaged Directors, with sufficient time to devote to PSEG and diverse skills, viewpoints and experiences is critical to our success and the long-term interests of our stockholders. The Governance Committee considers the mix of qualifications of Board members, evaluates prospective nominees, and recommends candidates to the Board. The Board’s evaluation is focused on the strategic needs of the Company and the composition of the Board. Our Director search process includes emphasis on the candidates’ business judgment, financial and accounting expertise, ties to our service territory, nuclear experience, diversity characteristics, intellectual curiosity, and external time commitments.

Board Selection Criteria and Qualifications

DIVERSITY OF SKILLS, EXPERIENCE, GENDER, RACE AND ETHNICITY. The Governance Committee considers the need for diversity in background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities, gender, race and ethnicity, as well as other traits desirable for an optimal combination of qualified individuals.

TIME TO DEVOTE TO BOARD SERVICE. The Governance Committee also considers the amount of time that a candidate will likely have to devote to the duties required of a Director. For more information on the PSEG policy for Directors’ outside time commitments, see “Outside Time Commitments” on page 21.

REVIEW OF POTENTIAL CONFLICTS. Prior to a Director accepting an invitation to serve as a director of another company, the Governance Committee or its Chair reviews potential conflicts, including the relevant details of any new position of a Director, and determines the continued appropriateness of Board membership.

INDEPENDENCE. A majority of the Board must consist of Independent Directors in accordance with our Corporate Governance Principles and NYSE requirements.

NOMINEES FOR DIRECTOR

Set forth on the following pages is important information about our Director nominees.

 THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES BELOW.

12  PSEG 2025 Proxy Statement

Biographical Information

RALPH A. LAROSSA Chair of the Board, President and CEO, PSEG Age: 61 Director since: 2022

Committees

Executive (Chair)

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

Chair of the Board since January 2023 and President and CEO of PSEG since September 2022. Chair of the Boards of PSE&G, PSEG Power, PSEG Energy Holdings and PSEG Services Corporation since September 2022.

Joined PSE&G in 1985 as an associate engineer and held numerous executive and operational leadership positions across all of our business segments, including as COO of PSEG from January 2020 to August 2022, President and COO of PSEG Power from October 2017 to August 2022, and President and COO of PSE&G from October 2006 to October 2017.

Education

BE – Engineering, Stevens Institute of Technology

Reasons for Nomination

• In-depth knowledge of PSEG business management, strategic planning and regulatory matters gained through his many years in leadership positions at PSEG. Starting in our gas division, he led operations of all of our business segments throughout his career.

• Extensive senior leadership experience in operations and human capital management and workplace culture gained through numerous executive and operational positions held at PSEG and its subsidiaries.

• Highly valuable experience in risk management and safety as well as in cybersecurity and information technology.

• Industry expertise and knowledge of PSEG’s strengths, opportunities, service territory and corporate culture.

SUSAN TOMASKY Lead Independent Director, PSEG Retired President, AEP Transmission of American Electric Power Corporation Age: 72 Director since: 2012

Committees

Executive

Current Public Company Directorships

Marathon Petroleum Corporation*; Fidelity Equity and High Income Mutual Funds

Prior Public Company Directorships

Andeavor Corporation; Summit Midstream Partners, LP

Experience

Lead Independent Director of PSEG since April 2022.

Director of PSE&G (wholly owned subsidiary of PSEG) since April 2020.

Member of the Advisory Board of certain Fidelity funds from February 2020 to June 2020. President, AEP Transmission of American Electric Power Corporation (AEP), Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011, and held executive positions with AEP from July 1998 to May 2008, including EVP, CFO and General Counsel. General Counsel of the U.S. Federal Energy Regulatory Commission (FERC) from March 1993 to June 1997.

Education

JD – George Washington University; BA – Liberal Arts, University of Kentucky

Reasons for Nomination

• Broad electric industry executive experience from key leadership positions involving transmission operations, services and governance at one of the largest utility holding companies in the United States.

• In-depth knowledge of industry financial and legal matters acquired as CFO and General Counsel at AEP.

• Highly valuable experience in oversight of regulated business and environmental matters gained as General Counsel of FERC.

• Deep knowledge of and valuable perspective on utility management, finance, law, risk management, human capital management and workplace culture, and governmental regulation.

*Effective April 30, 2025, Ms. Tomasky will be retiring from the Board of Marathon Petroleum Corporation.

PSEG 2025 Proxy Statement  13

Biographical Information

WILLIE A. DEESE Retired EVP, Merck & Co. Inc. and President, Merck Manufacturing Division Age: 69 Director since: 2016

Committees

Audit; Executive; Governance, Nominating and Sustainability (Chair); Organization and Compensation

Current Public Company Directorships

Dentsply Sirona USA

Prior Public Company Directorships

CDK Global, Inc.; G1 Therapeutics, Inc.

Experience

Director of PSE&G (wholly owned subsidiary of PSEG) since December 2023.

EVP of Merck & Co. Inc., which develops, manufactures and distributes pharmaceuticals, from January 2008 until June 2016, President of Merck Manufacturing Division from 2005 until 2008, and SVP of Global Procurement at Merck from 2004 to 2005. Prior to that, SVP of Global Procurement and Logistics at GlaxoSmithKline, a pharmaceutical company.

Education

MBA – Western New England University; BA – Business Administration, North Carolina A&T State University

Reasons for Nomination

•    Significant regulatory, manufacturing and procurement experience gained through his service as EVP of Merck & Co., President of Merck Manufacturing Division and SVP of Global Procurement and Logistics at GlaxoSmithKline.

•    Thorough understanding of the many regulatory requirements our Company faces gained through extensive leadership experience in a highly-regulated industry.

•    In-depth knowledge of human capital management and workplace culture.

•    Deep knowledge of manufacturing and technology contributes to strong oversight of our operations and overall cost effectiveness.

JAMIE M. GENTOSO, P.E. President of Holcim Building Envelope, Global Head of Solutions & Products Business Unit, Holcim Age: 48 Director since: 2022

Committees

Finance; Industrial Operations

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

President of Holcim Building Envelope, Global Head of Solutions & Products Business Unit, and Executive Committee member at Holcim, a Swiss multinational company that manufactures building materials, since March 2021. Previously, CEO of the US Cement Operations for Holcim from May 2018 to February 2021. VP of Sales and Marketing, Construction Specialties from September 2017 to May 2018, and various leadership positions at Sika Corporation US, from March 2007 to August 2017. Ms. Gentoso is a registered Professional Engineer.

Education

MBA – University of Michigan; BS – Civil Engineering, University of Michigan

Reasons for Nomination

•    Extensive experience in engineering, sustainability, operations and safety, including responsibility for full supply chain, capital programs and manufacture of roofing, insulation, waterproofing, adhesives and cement product lines.

•    Valuable managerial experience and oversight of operational excellence, customer satisfaction, and human capital management and workplace culture.

•    Broad knowledge of sales and marketing and product management acquired during her 20+ year career in construction and construction materials.

•    Valuable experience gained in executive positions in industry addressing climate and sustainability, as well as from advocacy for climate and sustainability through various advisory positions at industry organizations. Leading business unit sustainability roadmap, in order to meet Holcim’s 2050 Net Zero commitment where 2030 and 2050 targets have been validated by Science-Based Target initiative.

•    Leader of multi-billion-dollar international business unit with extensive strategic acquisition and transaction experience.

14  PSEG 2025 Proxy Statement

Biographical Information

BARRY H. OSTROWSKY Retired President and CEO, RWJBarnabas Health Age: 74 Director since: 2018

Committees

Audit (Chair); Executive, Finance; Organization and Compensation

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

Director of PSE&G (wholly owned subsidiary of PSEG) since April 2023.

President and CEO of RWJBarnabas Health, West Orange, New Jersey, a comprehensive integrated health care delivery system of hospitals, programs and services from April 2016 to December 2022. President and CEO of Barnabas Health from January 2012 until April 2016; President and COO from July 2011 until January 2012 and EVP and General Counsel from December 1996 until July 2011.

Education

JD – University of Tennessee School of Law; BA – Rutgers University

Reasons for Nomination

•    Extensive experience in dealing with regulatory and public policy matters for an organization serving a diverse population gained through his experience as President and CEO of RWJBarnabas Health and Barnabas Health.

•    Valuable legal background as well as strong experience in financial matters and management of a large, comprehensive business enterprise.

•    Significant human capital management and workplace culture, operations and safety management, strategic planning and implementation skills that contribute to the changing landscape of our industry.

•    Broad knowledge of consumers, customer service and healthcare in our service territory of great benefit for matters relating to our large customer and employee base.

RICARDO G. PÉREZ Retired President and COO, Westinghouse Electric Company Age: 65 Director since: 2024

Committees

Governance, Nominating and Sustainability; Industrial Operations

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

Former SVP and Chief Administrative Officer, and SVP, Nuclear Operations Support and Projects at Tennessee Valley Authority from 2013 to 2017. From 1981 to 2013, held various leadership roles at Westinghouse Electric Company, including President and COO from 2010 to 2013. Member of the University of Florida Nuclear Engineering Advisory Board and an executive member of the Latino Corporate Directors Association.

Education

MS – Engineering, University of Pittsburgh; BS – Engineering, University of Florida.

Reasons for Nomination

•    Extensive experience in nuclear operations and safety through executive leadership roles at Westinghouse Electric Company and Tennessee Valley Authority.

•    Significant understanding of regulatory requirements applicable to our Company gained through extensive energy industry experience.

•    Valuable background in supply chain, information technology, cyber and physical security matters.

•    Strong track record of inclusive leadership and human capital management and workplace culture matters.

PSEG 2025 Proxy Statement  15

Biographical Information

VALERIE A. SMITH President, Swarthmore College Age: 69 Director since: 2022

Committees

Governance, Nominating and Sustainability; Organization and Compensation

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

President of Swarthmore College, a private liberal arts college, since July 2015. Dean of the College, Princeton University from 2011 until 2015, served as Founding Director of Princeton University’s Center for African American Studies from 2006 to 2009, and Director of Princeton University’s Program in African American Studies from 2002 until 2006. Served as Woodrow Wilson Professor of Literature, Professor of English and African American Studies, Princeton University from 2001 until 2015.

Education

PhD – University of Virginia; MA – University of Virginia; BA – Bates College

Reasons for Nomination

•    In-depth knowledge of human capital management and workplace culture matters, including from leadership positions at Swarthmore College and Princeton University and being a scholar of African American Studies.

•    Significant experience in management and strategic planning acquired as President of Swarthmore College and Dean of the College, Princeton University.

•    Valuable background knowledge in climate risk management and sustainability gained as President of Swarthmore College.

•    Strong track record in varied leadership roles.

SCOTT G. STEPHENSON Retired Chairman of the Board, President and CEO, Verisk Analytics, Inc. Age: 67 Director since: 2020

Committees

Audit; Finance (Chair); Industrial Operations

Current Public Company Directorships

Definitive Healthcare Corporation

Prior Public Company Directorships

Verisk Analytics, Inc.

Experience

Chairman of the Board and CEO of Verisk Analytics, Jersey City, New Jersey, a data analytics and risk assessment company from April 2013 to May 2022 and President from March 2011 to May 2022. Between 2001 and 2011, held various leadership positions at Verisk Analytics, including COO, head of the Decision Analytics segment, EVP and President of its Intego Solutions segment. Partner with the Boston Consulting Group from 1989 to 1999.

Education

MBA – Business Administration, Harvard Business School; BS – Mechanical Engineering, University of Virginia

Reasons for Nomination

•    Significant strategic leadership, financial management and human capital management and workplace culture experience as Chairman, President and CEO of Verisk Analytics.

•    Valuable innovation, technology, data analytics, customer service and risk assessment experience from his various senior management and operational positions at Verisk Analytics.

•    In-depth operations and value creation experience gained from his positions at the Boston Consulting Group.

16  PSEG 2025 Proxy Statement

Biographical Information

LAURA A. SUGG Retired President, Australasia Division of ConocoPhillips Corporation Age: 64 Director since: 2019

Committees

Audit; Finance; Industrial Operations (Chair)

Current Public Company Directorships

Kinetik Holdings Inc.; Murphy Oil Corporation

Prior Public Company Directorships

The Williams Companies, Inc.; Denbury Resources, Inc.

Experience

President, Australasia Division of ConocoPhillips Corporation, Houston, Texas, a leading worldwide oil and gas exploration and development company, from July 2005 to February 2007. General Manager-Human Resources, exploration and production of ConocoPhillips from October 2003 to June 2005. From 2001 to 2003, VP of Worldwide Gas of Phillips Petroleum, and later became General Manager of Midstream of ConocoPhillips.

Education

BS – Chemical Engineering, Oklahoma State University

Reasons for Nomination

•   Extensive experience in engineering and operations, including responsibility for major exploration and production operations.

•   Valuable background in corporate planning, business development and regulatory matters acquired through executive roles at ConocoPhillips.

•   In-depth knowledge of human capital management and workplace culture matters from leadership experience in human resources management.

•   Strong track record across disciplines gained through her success in varied roles at ConocoPhillips.

JOHN P. SURMA Retired Chairman and CEO, United States Steel Corporation Age: 70 Director since: 2019

Committees

Governance, Nominating and Sustainability; Industrial Operations; Organization and Compensation (Chair)

Current Public Company Directorships

Trane Technologies plc; Marathon Petroleum Corporation (and its consolidated subsidiary, MPLX GP LLC)*

Prior Public Company Directorships

Concho Resources, Inc.; Bank of New York Mellon Corporation; Mellon Bank Corporation; Calgon Carbon Corporation

Experience

Chairman and CEO, United States Steel Corporation, a leading global integrated steel producer, from October 2004 through September 2013 and Executive Chair until December 2013. President and COO of United States Steel from February 2003 to October 2004; CFO from January 2002 to February 2003. Chair of the Board of the Federal Reserve Bank of Cleveland from 2017 to 2018; Chair of the National Safety Council from September 2015 to September 2017.

Education

BS – Accounting, Pennsylvania State University

Reasons for Nomination

•   Experienced leader with a strong background in financial, human capital management, workplace culture, operations, safety, manufacturing and regulatory matters as Chairman and CEO of United States Steel Corporation.

•   Deep knowledge of enhancing shareholder value in a complex enterprise.

•   Significant financial and accounting expertise as the CFO of United States Steel Corporation.

•   Extensive experience in strategic, operational and financial oversight gained as a Director of large public company boards.

*Effective August 1, 2024 Mr. Surma transitioned from Executive Chair of the Marathon Petroleum Corporation Board of Directors to its Lead Independent Director. Due to their affiliate nature, we count Mr. Surma’s concurrent service on the boards of Marathon Petroleum Corporation and its wholly owned subsidiary, MPLX GP LLC, as one for purposes of the numerical limits on outside public company board memberships contained in our Director time commitments policy. For more information on this policy, please see page 21.

PSEG 2025 Proxy Statement  17

Biographical Information

KENNETH Y. TANJI Retired EVP and CFO, Prudential Financial, Inc. Age: 59 Director since: 2023

Committees

Audit; Finance

Current Public Company Directorships

Centene Corporation

Prior Public Company Directorships

None

Experience

Executive Vice President and Chief Financial Officer of Prudential Financial, Inc. from December 2018 to March 2024, overseeing global financial management matters, including financial reporting, investor relations, treasury, tax, corporate development, and actuarial. SVP and Treasurer at Prudential Financial, Inc. from March 2013 to November 2018. CFO of Prudential’s International businesses from January 2010 to March 2013; Senior Financial Officer of Prudential Annuities from August 2006 to January 2010. Trustee and Treasurer for the New Jersey Institute for Social Justice.

Education

MBA – Finance, University of Minnesota; BA – Economics, Yale University

Reasons for Nomination

•   In-depth knowledge of public company accounting and financial matters, as well as corporate development, gained from various leadership positions.

•   Deep understanding of enhancing shareholder value in a complex enterprise.

•   Strong track record of inclusive leadership and human capital management and workplace culture.

•   Extensive knowledge of our service territory benefiting our large, diverse customer base.

18  PSEG 2025 Proxy Statement

Corporate Governance – Role of the Board

CORPORATE GOVERNANCE

Role of the Board

PSEG is governed by our Board and its committees that meet throughout the year. The Board is elected by our stockholders and is the ultimate decision-making body of the Company, except for the items reserved to stockholders.

The Board provides direction and oversight by:

•	Actively engaging in and developing corporate strategy, approving major initiatives and significant investments, and capital allocation decisions;
•	Monitoring financial and business integrity and performance, including risk management;
•	Monitoring sound corporate citizenship grounded in the principles of sustainability;
•	Evaluating the performance of the CEO and approving succession plans for the CEO and other senior executives;
•	Selecting a diverse group of nominees for election to the Board; and
•	Evaluating Board and committee performance.

The Board holds an annual strategy session in addition to its regular meetings, receives regular updates and actively engages in dialogue with our senior management. The Board has full and free access to all members of management and corporate records and may hire its own consultants and advisors as it deems necessary.

Board Leadership Structure

The Board has determined that, at the present time, it is in the best interests of the Company and stockholders for all three positions of Chair of the Board, President, and CEO to be combined under the leadership of Ralph A. LaRossa. The Board believes that Mr. LaRossa possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success. The Board also believes that a strong, Lead Independent Director, such as Ms. Tomasky, complements the role of the CEO, enhances the significant contributions of our Independent Directors, and promotes confidence in our governance structure.

The Role of Our Lead Independent Director

Our Lead Independent Director is designated annually by the Independent Directors and typically serves in that capacity for four years. The Lead Independent Director’s duties include:

•	Presiding over executive sessions of the Independent Directors;
•	Providing the Independent Directors with a key means for collaboration and communication;
•	Coordinating with the Chair of the Board and Committee Chairs to set agendas for Board and committee meetings;
•	Reviewing quality and timeliness of information provided to the Directors; and
•	Ensuring a robust Board self-evaluation, including conducting Independent Directors’ individual assessment conversations.

“With its broad perspectives and experiences, our Board continues to provide strong oversight and guidance to PSEG while it remains focused on providing safe, reliable and affordable energy; the pursuit of growth opportunities; and being a responsible corporate citizen for all of its stakeholders.”

Susan Tomasky

Our Corporate Governance Principles

The Board has adopted and operates under our By-Laws and Corporate Governance Principles. The Corporate Governance Principles provide guidelines for Directors and management to effectively pursue and support our business objectives. The Corporate Governance Principles govern our board structure, requirements of our Directors, Board operations and functioning of our Board committees, and are reviewed annually by the Governance Committee, which recommends any changes to the Board. Our By-Laws and Corporate Governance Principles can be found on our website at investor.pseg.com/sustainability/governance-overview/default.aspx.

PSEG 2025 Proxy Statement  19

Corporate Governance – Board and Committee Self-Assessment Process

Board and Committee Self-Assessment Process

Our Board and committees each have a robust annual process for self-assessment, as shown below.

1	Board Evaluation	The Governance Committee oversees both the annual self-assessment process and five-year independent third-party assessment.

2	Director Evaluations	Every year, each Director provides a written assessment of Board and applicable Committee performance. In addition, on a rotating basis each year, several Independent Directors provide a self-assessment of their performance and are peer assessed anonymously.

3	Interviews and Discussion	The Lead Independent Director, Chair and committee members analyze the responses and report on the results to the full Board. The Lead Independent Director meets with each of the Independent Directors assessed that year to discuss results of the self and peer assessments.

4	Outcome	The Board and each committee discuss the responses, decide on action items and execute plans to address them.

Director Education and Orientation

To assist the Board in understanding the Company and to maintain the necessary knowledge to perform their responsibilities, members of our Board are provided a variety of learning opportunities throughout the year.

Educational Presentations on Relevant Topics		We offer regular presentations to the Board in which we conduct an in-depth education in key business areas to support the Directors’ continuous development of their understanding of our business and industry.

External Programs		Directors also attend or participate in third-party programs, such as the program by the Edison Electric Institute (EEI)/American Gas Association (AGA) titled “EEI/AGA Beyond the Boardroom.” Management regularly updates a list of recommended offerings for the Board.

Outside Speakers		The Board regularly hears from outside experts on such topics as investor perspectives, strategy, cybersecurity, sustainability, climate change, political and regulatory matters, nuclear and utility industry issues, new technologies and business leadership.

Orientations		New Directors and new committee chairs and members receive comprehensive materials and in-house orientation sessions featuring presentations by key members of management. New Director orientation sessions cover such topics as strategic plans, operations, human capital management, sustainability, significant financial, accounting and risk management issues, regulatory and governance practices, information technology, cybersecurity, physical security, and compliance programs and trends. Newly added Directors also visit PSEG sites and attend external Director education focused on new Directors.

2024 Highlights

Outside speakers in 2024 for our Director education sessions included: a former New Jersey Governor; Vice Chairman of Natural Resources and Managing Director in the Investment Bank of Citigroup Global Markets, Inc.; Chief Executive Officer of New Jersey based company; a former Newark Councilwoman and Council President; and two executives (the President and CEO, and EVP, Industry Strategy) of the Institute of Nuclear Power Operations.

20  PSEG 2025 Proxy Statement

Corporate Governance – Board and Committee Meetings and Attendance

Board and Committee Meetings and Attendance

In 2024, the Board met seven times, including five regular meetings, one session devoted to strategy, and one special meeting. The PSE&G Board met seven times, including five regular meetings, one session devoted to strategy, and one special meeting. During 2024, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board and the committees on which the Director served. All of our 2024 nominees for election at the Annual Meeting of Stockholders attended the meeting.

Our Corporate Governance Principles provide that each Director is expected to attend all Board meetings, all meetings of committees of which the Director is a member, and the Annual Meeting of Stockholders.

Outside Time Commitments

The experience gained through other directorships provides our Board with a breadth of valuable knowledge and insight. At the same time, too many other directorships can interfere with a Director’s ability to perform their responsibilities to the Company. Directors must notify the Secretary in the event they intend to join the board of any other entity (e.g., public, private, or not for profit), and the Governance Committee must approve any opportunity for a Director to join a public company’s board. As part of the nomination process, the Governance Committee annually reviews all Director time commitments, including outside employment, all boards (e.g., public, private, or not for profit), and board leadership positions to determine whether such commitments compromise the Director’s effectiveness as a member of the Board. All of our nominees have successfully balanced other demands on their time and attention in meeting their obligations to PSEG.

See our Corporate Governance Principles for our policy for Directors serving on other public company boards, specifically: (1) for Directors who are executive officers of any company, a limit of two total public company board memberships (inclusive of PSEG); and (2) for all other Directors, a limit of four total public company board memberships (inclusive of PSEG). Board leadership positions and concurrent service on boards of a public company and its wholly owned subsidiary (e.g., PSE&G) do not count towards these numerical limits. All of our Directors are in compliance with these numerical limits on outside public company board memberships.

Board Committees

Our Board has six standing committees: Audit; Executive; Finance; Governance Committee; Industrial Operations (IOC); and O&CC. A description of each committee follows.

Committee assignments and Chairs are regularly reviewed and periodically changed to optimize the talents of our Directors and meet the Company’s evolving needs.

Each committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports, may investigate any matter involving us and has discretion to hire outside resources. Each committee, other than the Executive Committee, has a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities, a review of its charter, and a review to determine if it met its charter obligations during the preceding calendar year.

The Executive Committee consists of the Chair of the Board, the Lead Independent Director, and at least one additional Independent Director. The authority of the Executive Committee is set forth in our By-Laws. Except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board when the Board is not in session. This committee meets only if it is impracticable to convene the full Board. The Executive Committee did not meet in 2024.

The committee charters and our By-Laws are posted on our website:

corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

PSEG 2025 Proxy Statement  21

Corporate Governance – Board Committees

Audit Committee	Organization and Compensation Committee

Chair: Barry H. Ostrowsky	Chair: John P. Surma

Members: Willie A. Deese, Scott G. Stephenson, Laura A. Sugg, Kenneth Y. Tanji	Members: Willie A. Deese, Barry H. Ostrowsky, Valerie A. Smith

Meetings held in 2024: 5	Meetings held in 2024: 6

Key Responsibilities:	Key Responsibilities:

•   Oversees the quality and integrity of our accounting, auditing and financial reporting practices and financial statements;

•   Selects and evaluates the work of the independent auditor;

•   Oversees our internal audit functions and our legal and business compliance program;

•   Reviews the status of material litigation matters, and the guidelines, policies and processes of our risk management program;

•   Reviews disclosure controls and procedures and cybersecurity relating to financial controls;

•   Reviews earnings press releases, financial information and earnings guidance; and

•   Reviews and recommends to the Board the audited financial statements for inclusion in our Form 10-K, and the Audit Committee Report for inclusion in this Proxy Statement.

•   Oversees our executive compensation policies, practices and plans;

•   Reviews the stockholder advisory vote on say-on-pay and considers action in light of that vote;

•   Approves executive compensation targets and awards (with the exception of the CEO, whose compensation is approved by the Board);

•   Reviews the risks associated with our compensation policies and practices;

•   Provides oversight of executive compensation risk, executive succession planning risk and other risks related to human capital management matters;

•   Selects and oversees the Board’s independent compensation consultant;

•   Evaluates the CEO’s performance and recommends approval of the CEO’s compensation to the Board;

•   Reviews the performance of certain other key members of management, as well as the CEO and other key management succession and development plans;

•   Reviews the Compensation Discussion and Analysis section of, and provides its report in, the annual Proxy Statement; and

•   Reviews and administers the Company’s officer compensation recovery or clawback practices and approves amendments to such practices.

The Board has determined that:

•   All members of the Audit Committee meet heightened independence and qualification criteria and are financially literate;

•   All members of the Audit Committee possess accounting or financial management expertise, as defined in the NYSE rules; and

•   Each of Barry H. Ostrowsky, Scott G. Stephenson and Kenneth Y. Tanji is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

The Board has determined that:

•   All O&CC members meet heightened independence and qualification criteria in accordance with the NYSE listing standards and SEC rules; and

•   The current composition of the O&CC provides the committee with the requisite expertise and experience to oversee our executive compensation programs and assess the alignment of pay and performance.

The Audit Committee Report appears under Proposal 4: Ratification of the Appointment of Independent Auditor on page 78.	The O&CC Report on Executive Compensation appears under Proposal 2: Advisory Vote on the Approval of Executive Compensation on page 53.

22  PSEG 2025 Proxy Statement

Corporate Governance – Board Committees

Finance Committee	Governance, Nominating and Sustainability Committee

Chair: Scott G. Stephenson	Chair: Willie A. Deese

Members: Jamie M. Gentoso, Barry H. Ostrowsky, Laura A. Sugg, Kenneth Y. Tanji	Members: Ricardo G. Pérez, Valerie A. Smith, John P. Surma

Meetings held in 2024: 4	Meetings held in 2024: 4

Key Responsibilities	Key Responsibilities

•   Oversees corporate financial policies and processes and significant financial decisions;

•   Reviews annually our financial plan, dividend policy, capital structure and cash management policies and practices;

•   Provides oversight of finance and investment, commodity, credit, liquidity, and tax event risks;

•   Discusses with management our financial risk assessment and financial risk management policies;

•   Oversees the investment guidelines for, and investment performance of, the Company’s pension trust funds and nuclear decommissioning trust funds;

•   Reviews with management credit agency ratings and analyses;

•   Receives reports from management on the Company’s sale of real property; and

•   Receives reports from management on the Company’s insurance program.

•   Oversees the Company’s corporate governance practices;

•   Evaluates the composition and qualifications of the Board, its committees and prospective nominees; assesses the independence of each nominee; and makes recommendations to the Board related to Board and committee composition;

•   Oversees the self-evaluation process of the Board, its committees and Independent Directors;

•   Reviews the Corporate Governance Principles and committee charters and makes recommendations to the Board in order to improve effectiveness of the Board and its committees;

•   Oversees sustainability efforts and initiatives, activities and disclosures related to climate change and our political participation activities and expenses (including the annual review of our Corporate Political Participation Practice);

•   Reviews the Company’s sustainability framework and evaluates sustainability trends and developments as they relate to Company business;

•   Oversees risk management guidelines, policies, processes and mapping and identifies risks to the Board and its committees;

•   Reviews and approves transactions with related persons;

•   Reviews and makes recommendations to the Board regarding compensation of Directors; and

•   Provides input to the O&CC regarding the performance of the CEO as Chair of the Board.

The nomination process and criteria used are described under Board Membership Selection beginning on page 12.

PSEG 2025 Proxy Statement  23

Corporate Governance – Board Committees

Industrial Operations Committee

Chair: Laura A. Sugg

Members: Jamie M. Gentoso, Ricardo G. Pérez, Scott G. Stephenson, John P. Surma

Meetings held in 2024: 4

Key Responsibilities

•   Oversees industrial operations aspects of new, non-routine capital projects relating to the construction or operation of physical assets in transmission, distribution or generation, and receives periodic reports for other projects that are routine but significant;

•   Oversees environmental, health, safety, and security, and legal and compliance issues relating to operations;

•   Reviews the results of major inspections and evaluations by external oversight groups such as the Nuclear Regulatory Commission and the Institute of Nuclear Power Operations;

•   Reviews the results of significant reports of the Nuclear Safety Review Board (NSRB), which advises on the adequacy of implementation of PSEG Nuclear LLC’s safety culture and performance, and receives independent reports in Executive Session on a regular basis from the NSRB Committee Representative (who typically is the NSRB Chair);

•   Receives and reviews periodic reports from officers and employees who have responsibility for operation of utility and nuclear generating facilities, including regular reports from the President and COO of PSE&G and the President of PSEG Nuclear LLC/ Chief Nuclear Officer;

•   Provides oversight of crisis management related to operations of the Company;

•   Oversees all matters relating to information technology and physical security across the Company;

•   Oversees the Company’s cybersecurity program, except for oversight of cybersecurity risks related to financial controls which is the responsibility of the Audit Committee;

•   Reviews periodic reports from officers and employees who have responsibility for the Company’s cybersecurity program including regular reports from the Chief Information and Digital Officer (CIDO) and Chief Information Security Officer (CISO); and

•   Meets with the CISO in Executive Session on a regular basis.

24  PSEG 2025 Proxy Statement

Corporate Governance – Integrated Approach to Shareholder Engagement

Integrated Approach to Shareholder Engagement

The Board and management conduct engagement efforts throughout the year in an integrated approach, including through investor conferences, analyst meetings, and one-on-one discussions. Understanding the issues that are important to our shareholders is critical for our accountability. We have robust conversations on topics such as business strategy, corporate governance, executive compensation, risk management, human capital management and sustainability.

Our Board routinely reviews and improves our practices and disclosures in a manner that best supports our business and our culture, taking into account feedback from shareholder engagement.

In response to shareholder interest, this year’s Proxy again includes the management proposal for the removal of supermajority requirements from our governing documents that received support from 98% of shareholder votes cast at the 2023 and 2024 Annual Shareholder Meeting, but did not receive the requisite 80% supermajority vote (see Proposal 3 on page 74). It also includes descriptions of the individual skills, experiences and qualifications in our matrix, see pages 8 and 9, which is responsive to shareholder feedback.

Shareholder Outreach and Engagement

Engaged Through:	Information Shared Through

•   Investor conferences

•   Quarterly earnings calls

•   Annual Meeting

•   Invitation to speak at Board meetings

•   Annual engagement (Proxy Governance), that includes participation from Independent Director and executive leadership

• SEC filings, press releases and Company website • Sustainability reports and disclosures • Investor Fact Book and Investor Relations Fact Sheets • Investor conferences and materials • DEI Report

Annual Engagement (Proxy Governance)	Discussion Topics – Annual Engagement (Proxy Governance)

•   We extended engagement invitations to over
30 of our largest shareholders representing
>50% of our outstanding shares

•   Over one-fifth of these largest
shareholders agreed to engage in one-on-one discussions with us

• Business updates • Sustainability efforts • Board refresh and new Director orientation • Board self-assessment process • Executive compensation • Human capital management

PSEG 2025 Proxy Statement  25

Corporate Governance – Board and Committee Oversight of Risk Management

Board and Committee Oversight of Risk Management

The objective of PSEG’s risk management program is to support the achievement of growth and business objectives within acceptable risk levels. An important aspect of the program is promoting a risk-aware culture where all employees have a responsibility for identifying and communicating risks, and where there is clear accountability for risk mitigation.

The Board has ultimate responsibility for the oversight of risk management at PSEG, overseeing the Company’s risk management program and reviewing the most significant risks facing the Company.

The Board interacts with senior management regarding the assessment and mitigation of the most significant risks facing the Company, across a range of categories that includes strategic, financial, operational, climate and environmental, human capital management, health and safety, cybersecurity, legal, compliance, and reputational risks.

The Governance Committee regularly reviews key enterprise risks and recommends to the Board the mapping of each risk to an appropriate committee or the full Board, in accordance with the allocation of risk categories reflected in the charter of each committee.

The Board’s oversight of risk management is supported by the Risk Management Committee, which consists of senior executives, and by the ERM team, led by PSEG’s SVP – Audit, Enterprise Risk and Compliance in collaboration with other assurance functions and management committees and councils, such as the Cybersecurity Council. At least annually, the Governance Committee and Audit Committee are briefed on enterprise-level risks and emerging risks. Throughout the year, the Board and each committee provide ongoing oversight of key enterprise risks through detailed risk reviews and updates presented by representatives of the relevant line of business and functional areas. The risk reviews include analyses of underlying risk causes, as well as reviews of current risk mitigation and response activities. The committees report out to the Board regarding their risk reviews and elevate risk issues to the Board as appropriate. Management integrates risk assessment and mitigation into business decisions and planning and escalates issues to the committees and Board as appropriate.

26  PSEG 2025 Proxy Statement

Corporate Governance – Board Oversight of Cybersecurity

Board Oversight of Cybersecurity

To reduce the likelihood and severity of cybersecurity incidents, we established a comprehensive cybersecurity program designed to protect and preserve the confidentiality, integrity, and availability of our technology systems and business operations more broadly.

The Board, IOC, Audit Committee, and senior management receive frequent reports on: personnel and resources to monitor and address cybersecurity threats, technological advances in cybersecurity protection, rapidly evolving cybersecurity threats that may affect us and our industry, cybersecurity incident response, and applicable cybersecurity laws, regulations, and standards, as well as collaboration with intelligence and enforcement agencies and industry groups, to assure timely threat awareness and response coordination. In addition, risks associated with cybersecurity incidents, or potential incidents, are escalated by senior management promptly to the Board outside of regularly scheduled meetings, if and as appropriate.

Our cybersecurity program focuses on:

Governance:

•

Board Oversight: The Board’s IOC holds the primary responsibility, as enumerated in its charter, of overseeing the Company’s cybersecurity program and assessing overall compliance through active, independent, and critical oversight. Cybersecurity is a standing agenda item at each IOC meeting, which includes discussion on operational technology (OT) and information technology (IT) cyber risks, cybersecurity updates from the CISO and/or CIDO, and reviews of a corporate cybersecurity scorecard and other performance indicators. In addition, the IOC meets with the CISO in Executive Session.

•

Cybersecurity Council: Comprised of members of senior management and meets at least six times annually to receive reports on the state of PSEG’s cybersecurity program, provide guidance on the strategic direction of the program, and discuss emerging cybersecurity issues, and review the cybersecurity scorecard to measure performance of key risk indicators. The Cybersecurity Council ensures that senior management, and ultimately, the Board, is given the information required to exercise proper oversight over cybersecurity risks and that escalation procedures are followed.

•	Management Responsibility: The CIDO has overall management responsibility for cybersecurity, including the assessment and management of material risks to the Company from cybersecurity threats.

•	Documentation: Documented corporate practices provide that, delineated cybersecurity incidents, or potential incidents, must be escalated promptly to senior management.

Risk Management and Strategy:

Training and Awareness: Providing mandatory annual cybersecurity training for all personnel with network access and additional education for personnel with access to industrial control systems and/or customer information systems; and conducting phishing exercises with progressive consequences for failures. Employees also receive periodic cybersecurity awareness messages and each October, in recognition of Cybersecurity Awareness Month, are invited to presentations from internal and external cyber experts covering diverse cyber topics.

Technical Safeguards: Managing controls to protect our network perimeter, internal IT and OT environments, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, endpoint security, and access controls.

Incident Response Plan: Maintaining and periodically updating a cyber incident response plan that addresses the life cycle of a cybersecurity incident from a technical perspective (i.e., detection, response, and recovery), and a data breach response (with a focus on external communication/disclosure and legal compliance); and conducting regular tabletop exercises to test plan effectiveness (both internally and through external exercises).

Mobile Security: Maintaining controls to prevent loss of data through mobile device channels.

Ongoing Assessment: Daily assessments from cyber professionals on material risks from cybersecurity threats.

Engagement of Nth Parties: Engaging Nth parties (third parties and other business relationships, including fourth parties, etc.), such as cybersecurity service providers, risk management firms, and external legal counsel, to assess material risks from cybersecurity threats and assess our internal incident response preparedness and cyber posture, support incident response, conduct tabletop exercises, and comply with applicable laws and regulations.

Nth Party Service Provider Management: Maintaining a risk-based vendor management program, including robust cybersecurity contractual provisions, vendor security assessments and, if appropriate, periodic audits.

Physical Security of Assets: Maintaining physical security measures to protect our OT systems, consistent with a defense in-depth and risk-tiered approach. Physical security measures may include access control systems, video surveillance, around-the-clock command center monitoring, and physical barriers (such as fencing, walls, and bollards). Additional features of PSEG’s physical security program include threat intelligence, insider threat mitigation, background checks, a threat level advisory system, a business interruption management model, and active coordination with federal, state, and local law enforcement officials.

PSEG 2025 Proxy Statement  27

Corporate Governance – Our Approach to Sustainability

Our Approach to Sustainability

We recognize that responsible business practices and sustainability are critical to achieving our vision and meeting stakeholder needs. Sustainability factors into our business strategy. We aim to integrate efforts to lower emissions, protect the environment, care for our workforce, and support our communities. Our business strategy reflects not only how the effects of climate change might impact PSEG and our investors, but also how our business operations can positively impact the communities where we operate and the world in which we live. In the last decade, we have strengthened our governance, proactively decarbonized our operations, and embraced new opportunities, allowing us to adapt to the increasing social and environmental needs of our business.

The Board’s Governance Committee has the mandated responsibility for overseeing sustainability and climate strategy. The full Board plays a proactive role in understanding how each business area incorporates sustainability and corporate citizenship into the Company’s strategy.

Our Sustainable Priorities

We remain guided by our vision to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. Our investments remain focused on carbon-free energy and in building the infrastructure needed to help New Jersey meet its long-term clean energy goals.

•	100% carbon-free generation fleet. Our nuclear plants provide approximately 85% of New Jersey’s carbon-free generation.

•	New Jersey Board of Public Utilities (BPU) approval of the PSE&G Clean Energy Future - Energy Efficiency II Program with a budget of approximately $2.9 billion spanning from January 2025 to June 2027.

•

Designed a sustainable financing framework under which PSEG may elect to finance or refinance new and/or existing projects, in whole or in part, that have environmental and/or social benefits through Green Bonds, Green Loans, or other financial instruments. To date, PSE&G has issued $1.4 billion in Green Bonds.

•	Completion of our AMI program after four years. Approximately 2.2 million electric smart meters have been installed in New Jersey since January 2021.

•	Extension of the second phase of PSE&G’s GSMP for two years through the end of 2025, with total investment of approximately $900 million and a minimum of 400 miles of main to be replaced.

28  PSEG 2025 Proxy Statement

Corporate Governance – Our People

Our People

Our corporate citizenship priorities of environmental sustainability, social justice and equity focus on creating a positive impact on the communities we serve. Through strategic partnerships and activities, charitable giving and in-kind donations, and a robust employee giving program, we have built a strong framework of holistic and purpose-driven investments in our diverse communities.

Corporate Social Responsibility: Our corporate giving aims to distinguish ourselves as a corporation that cares for the environment, as well as the social and economic empowerment of the communities it serves and in which our employees live or work. This is accomplished through community engagement with non-profit partners and strategic investment that are aligned with corporate goals. We support organizations, such as NJ SHARES, Conserve Wildlife Foundation of New Jersey and Acenda Integrated Health that assist the communities we serve through education and resources. In 2024, through corporate giving we funded over $4.4 million to organizations that allowed our leaders and employees to deepen our engagement with our communities.

The PSEG Foundation: The PSEG Foundation is a separate 501(c)(3) entity that is supported and fully funded by PSEG. Through strategic partnerships, the PSEG Foundation aims to support initiatives that drive toward achieving tangible, lasting results and constantly evolve to bring innovative solutions to the social challenges facing our world. In 2024, the PSEG Foundation awarded over $7.7 million to organizations aligned with these priorities and nearly $130 million over the past 25 years. This support includes grants through various programs including strategic partnerships, the Neighborhood Partners Program (NPP), and a robust employee-matching gift and volunteer grant program to help organizations that support thousands of individuals and families across the region.

NPP provides grant funding for community-based organizations and nonprofits that are in alignment with the PSEG Foundation’s three strategic pillars: environmental sustainability; social justice; and equity and economic empowerment. In 2024, the NPP reached a new milestone total of $1.2 million in available grant funds, a 20% increase from last year’s $1 million.

We also encourage charitable donations through our Power of Giving Program. Under this program, the PSEG Foundation matches donations from current and retired employees and Directors. In 2024, we matched over $500,000 in grants to over 600 nonprofits from over 1,000 employee, Director and retiree donations. Through the Volunteer Grant program, the PSEG Foundation contributed more than $65,000 in grants for 650 hours of employee volunteer time to 74 nonprofits including the NJ Taekwondo for Youth Foundation which empowers youth training and mentorship in Taekwondo.

Finally, PSEG maintains an Employee Crisis Fund to provide a source of relief to employees who are facing financial hardship due to their own or their immediate family member’s catastrophic event, life threatening illness or injury.

Human Capital Management: Our People

Our human capital management strategy is integrated with our overall business strategy. Our Values and strong culture of inclusion support our goal to attract, develop and retain a high performing, diverse workforce – one with the skillsets to succeed in a rapidly evolving environment.

As of December 31, 2024, the Company and its subsidiaries had 13,047 employees. Women constituted approximately 27% of our non-represented and 19% of our total workforce. People who are racially/ethnically diverse constituted approximately 34% of our non-represented and 30% of our total workforce, with the ethnicity for the total workforce breaking down as follows: 70% White or Caucasian; 12% Black or African American; 10% Hispanic or Latino; 6% Asian; and 2% Other, which includes Native Hawaiian or other Pacific Islanders or two or more races.

Labor Relations

Sixty percent of our workforce is represented by six unions under various collective bargaining agreements that cover wages, benefits and other terms and conditions of employment. Our current agreements with all six unions remain in place until 2027 and support our strategic objectives and business goals.

Board Oversight of Human Capital Management

The O&CC is responsible for the oversight of PSEG’s human capital management strategy and risks. On a regular basis, the O&CC is updated on our organizational and workforce priorities including culture and executive leadership succession. On at least an annual basis, the O&CC reviews the succession plans for the CEO and other key officers. The primary focus of this review is to evaluate our succession strategies to ensure we have a strong talent pipeline under different operating scenarios. The Board has regular and direct exposure to our executive leadership team and succession pipeline talent through topical presentations and talent engagement meetings, which are held throughout the year. It also reviews, approves and modifies, as necessary, our executive compensation policies, practices and plans; executive compensation payments and awards; and corporate goals and objectives relevant to compensation, including short and long-term incentive plans and other stock or stock-based incentive plans.

Safety metrics, such as Occupational Safety Health Administration (OSHA) recordable incident rate, OSHA days away from work rate, and serious injury incident rate, are regularly monitored and reported to executive leadership and the Board’s IOC.

PSEG 2025 Proxy Statement  29

Corporate Governance – Our People

Our Culture

We launched our refreshed Values in 2024. Our Values speak to who we are as a Company, and how we work towards our mission and vision. Our Values guide us in important aspects of our human capital management strategy, including recruitment, employee development, retention, performance and safety.

We believe in treating people with dignity and respect, and protecting each of our fundamental human rights, and we strive to maintain the high standards of ethical conduct on which our business and reputation have been built. Our overall goal is to provide an optimal day-to-day experience to our employees to maximize engagement and thus retention.

Safety and Security

The safety and security of our employees and the public are integrated into our culture and business operations. We use self-assessments, audits and benchmarking activities to measure and inform our policies and practices. We take measures to provide employees with proper knowledge, training and protective equipment to maintain their health and safety and to mitigate workplace risks. Everyone is empowered and encouraged to question, stop and correct any unsafe act or condition and provide feedback on safety and security matters.

Our Values
1	We are committed to the safety, security and well-being of our employees and communities.
2	We are our customers’ trusted partners and have their backs.
3	We anticipate the challenges ahead and meet them responsibly with ingenuity and courage.
4	We treat people with respect and dignity, and embrace each other’s differences.
5	We do what’s right.

Employee Engagement

Through an integrated listening strategy, we routinely solicit feedback through focus groups, listening sessions, pulse surveys and a biennial employee engagement survey. We do this to cultivate an employee experience that empowers our people towards reaching their full potential in support of operational excellence and customer satisfaction. On our most recent biennial survey, we achieved top quartile results for employee engagement.

Inclusion for All

We provide our dedicated workforce the tools, resources and inclusive workplace culture to deliver safe and reliable energy to our customers. Under our Inclusion for All program, we embrace a broad definition of diversity as reflected in our Values where we look to embrace each other’s differences. Our program covers many aspects of diversity including, generational, socio-economic status, education, and culture. Our efforts are supported by our Employee Business Resource Groups and Local Inclusion Teams within our business units and field locations. We seek to offer opportunities that are relevant and accessible to all employees, including community outreach, volunteerism, mentorship, recognition and professional development.

30  PSEG 2025 Proxy Statement

Corporate Governance – Our People

Our Talent

Our recruitment strategy is focused on hiring a workforce to meet our business objectives, including the critical skilled trade roles needed to provide energy that is cleaner, safer and delivered more reliably than ever. We have a comprehensive workforce planning strategy to meet our hiring needs. It includes hiring ahead of attrition for skilled trade roles, community outreach, workforce development and strategic sourcing with key external partners like trade schools, colleges, county workforce development boards, and other non-profit partners.

We value the growth and development of all our employees and offer a variety of opportunities to enhance their skills and abilities.

We hold talent reviews and succession discussions regularly for leadership and critical positions to support workforce planning. We use tailored development opportunities and other tools to build a strong internal pipeline that is ready to take the next step in their careers. We continue to focus on upskilling our skilled trade roles to adapt to evolving technologies and digital advancements.

Our Total Rewards Program

We support the well-being of our employees through a comprehensive total rewards program. We provide competitive compensation to our workforce and a benefits program that is designed to support emotional and physical health as well as financial wellness and well-being. In 2024, we continued to offer education highlighting the importance of emotional wellness, available resources and how to recognize and support coworkers facing challenges.

Health & Wellness	Work Life	Financial

•   Medical, Dental and Vision Benefits

•   Concierge Preventative Care Services

•   Wellness and Exercise Rewards Program

•   Emotional/Mental Health Support Programs

•   Employee Assistance Program

•   On-Call Nurse Support for Self and Family

•   Online and Onsite Health and Fitness Resources

•   Weight Management Programs

•   Paid Parental Leave Program

•   Adoption Assistance

•   Backup Childcare

•   Flexible Work Options

•   Discount Programs and Voluntary Benefit Offerings

•   Employee Crisis Fund

•   Matching Gift Program

•   Paid Time Off, Paid Volunteer Time Off, and Jury Duty Pay

•   Vacation Purchase Options

•   Tuition Reimbursement

•   Competitive Base Pay

•   Performance Incentive Plan (Bonus)

•   Long-Term Incentive Plan

•   401(k) Retirement Savings Plan with Company Match Program

•   Pension

•   Employee Stock Purchase Plan

•   Recognition Pay

•   Health and Dependent Care Tax Saving Accounts

•   Short- and Long-Term Disability Insurance

Eligibility for benefits is based on established criteria.

PSEG 2025 Proxy Statement  31

Corporate Governance – Our Governance Priorities

Our Governance Priorities

Sound corporate governance is integral to the results and progress we achieve. We are guided by a code of conduct and integrity that emphasizes high ethical standards, accountability, and transparency. Governance is a top priority and includes a focus on enterprise risk management (see p. 26), cybersecurity (see p. 27), political contributions (see p. 33) and executive compensation (see p. 43). Our Board exercises oversight, supported by each committee, as reflected in their charters.

•	Audit Committee: ethics and compliance, financial reporting, internal controls, and related risks

•	Finance Committee: finance and investment risk, commodity/credit/liquidity, tax and pension risks

•	Governance Committee: sustainability practices and climate change, political contributions, and enterprise risk management

•	IOC: cybersecurity, physical security, environmental, and health and safety

•	O&CC: executive compensation, succession planning and other human capital management

Sound corporate governance starts from the top where we strive to balance the right mix of Board diversity characteristics (including skills, backgrounds, gender, racial and ethnic diversity) that will enable us to achieve our strategic goals. Our Board is continuously refreshed and we had four new Independent Directors join our Board since April 2022. For more information, see pages 8-12.

Oversight of Political Contributions and Engagement Activities

The Company takes an active role in the political process by communicating with government agencies and officials, participating in trade associations and other tax-exempt organizations, making political contributions and expenditures, and engaging in other activities to advance the interests of PSEG and its stakeholders. Our goals are to contribute constructively to the formulation of public policy and develop relationships of mutual trust with public officials, regulators, customers, community and non-governmental organization leaders, industry and business colleagues, shareholders, and other important stakeholders. Our political spending is guided by these goals as well as our vision of a future where people use less energy, and the energy they use is cleaner, safer, and delivered more reliably than ever.

The Governance Committee oversees our political activities in accordance with our Corporate Political Participation Practice (Practice), which the Governance Committee reviews annually and may be found here: investor.pseg.com/sustainability/governance-overview/default.aspx. The Practice includes guidance on the following: employee interactions with government officials and agencies; political contributions and expenditures; and hiring candidates and/or suppliers with connections to political figures. The Practice incorporates several controls to ensure that our political activities adhere to applicable legal requirements as well as to our Company’s high ethical standards.

By way of example, our Practice includes controls around corporate contributions to social welfare organizations (501(c)(4)). All corporate contributions to such entities must be approved by the SVP – Corporate Citizenship and the EVP and General Counsel and undergo a review to confirm that such a contribution will not result in unreasonably adverse reputational or business risk. Within one business day of approving any 501(c)(4) contribution in excess of $250,000, the SVP - Corporate Citizenship must notify the Governance Committee of such approval, including the rationale for the contribution and its intended purpose. For any contribution under $250,000, the Governance Committee is notified at its next regularly scheduled meeting. Our controls have earned the Company the top recognition of “Trendsetter” in the CPA-Zicklin Index of Corporate Political Disclosure and Accountability for two years in a row, which is the top level of the Index (above First Tier) that was achieved by only 103 companies of the S&P 500 in 2024.

Transparent Political Contributions

Annually, we publish a report that includes our corporate contributions to candidates, trade associations and other political and social welfare organizations. With regard to trade associations, we request that trade associations to which we paid total annual payments of $50,000 or more identify the portion of dues or payments received from PSEG that were used for expenditures or contributions that, if made directly by PSEG, would not have been deductible under Section 162(e)(1)(B) of the Internal Revenue Code (IRC). The report is available here: investor.pseg.com/sustainability/governance-overview/default.aspx

32  PSEG 2025 Proxy Statement

Corporate Governance – Our Governance Priorities

What We Expect of Our Employees, Officers and Directors

We have a long-established corporate culture of emphasizing integrity, honesty, and the highest ethical standards, and require all employees, Officers and Directors to remain in compliance with our Standards of Conduct. Our SVP, Audit, Enterprise Risk and Compliance has overall responsibility for administering the Standards of Conduct under the oversight of the Audit Committee.

The Standards of Conduct are posted on our website at: corporate.pseg.com/aboutpseg/leadershipandgovernance/standardsofconduct

Our Standards of Conduct:

•

Form an integral part of our business conduct compliance program and apply to all of our Directors and employees, who are each responsible for understanding and complying with the Standards of Conduct;

•	Establish a set of written common expectations for dealings with investors, customers, fellow employees, competitors, vendors, government officials, and the media; and

•	Provide procedures for seeking ethical guidance and reporting concerns, including a helpline.

Every available employee is required to complete annual training on the Standards of Conduct.

We commit to post on our website:

•	Any amendment to the Standards of Conduct; and

•

Any waiver from the Standards of Conduct that applies to any Director, executive officer or person performing similar functions and that relates to any applicable SEC requirement. Waivers may be granted in exceptional circumstances only and must be granted by the Board.

In 2024, we did not grant any waivers to the Standards of Conduct.

Our Standards of Conduct, Compliance Program, Related Person Transactions Practice and Conflicts of Interest Practice described below, establish clear policies and procedures regarding personal and business conduct. Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our Directors or officers serves as a Director or executive officer, must be approved by our Board. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

PSEG 2025 Proxy Statement  33

Corporate Governance – Certain Relationships and Related Person Transactions

Certain Relationships and Related Person Transactions

Under our written Related Person Transactions Practice, which is administered by the Governance Committee, Directors and executive officers must report any potential related person transactions.

For purposes of our Related Person Transactions Practice, a related person transaction includes transactions in which PSEG is a participant, the amount involved exceeds $120,000, and a “related person” has or will have a direct or indirect interest. Related persons of PSEG consist of Directors (including Director nominees), executive officers, stockholders beneficially owning more than 5% of PSEG’s voting securities, and the immediate family members of these individuals.

The Governance Committee reviews each transaction and approves or ratifies related person transactions that it determines are in the best interests of PSEG and its stockholders. The Governance Committee’s consideration includes:

•   Whether the transaction was in the ordinary course of business and at arm’s length, in accordance with the Company’s internal policies and procedures

•   Whether the transaction involved any special treatment of the related person

•   The purpose of the transaction and its potential benefits to PSEG

•   The approximate dollar value of the transaction

•   The related person’s interest in the transaction

•   Any other information regarding the transaction or the related person that the Committee deems relevant

Christopher LaRossa, brother of Ralph A. LaRossa, Chair of the Board, President and CEO of PSEG, is an employee of, and receives compensation from, PSE&G. Christopher LaRossa began employment with the Company in a represented position in 2001. Effective 2016, Christopher LaRossa served, and currently serves, as District Manager – Regulatory Policy and Procedure. The approximate total compensation paid to Christopher LaRossa during 2024 was within the range set for employees with comparable qualifications and responsibilities who held similar positions at the Company (salary of $129,000-$239,600 plus incentive compensation targeted at 20% of salary). He also received health and welfare benefits available to all other employees in a similar position. His compensation was determined in accordance with our compensation practices applicable to employees who hold similar positions. Ralph A. LaRossa did not and does not have any direct responsibility for directing or reviewing his brother’s work or any influence over his brother’s compensation or the other terms of his employment.

The Governance Committee reviewed the transaction referenced above and determined that it is in the best interest of PSEG and its stockholders. We do not have any other related person transactions that meet the requirements for disclosure in this Proxy Statement.

Conflicts of Interest

The Corporate Governance Principles provide that a Director must notify the Governance Committee if the Director encounters a conflict of interest or proposes to accept a position with a new entity so that potential conflicts of interest may be reviewed. Our Standards of Conduct apply to all employees and Directors and cover situations where individual interests are or could be at odds or in conflict with PSEG’s interests. These situations are required to be reported to our Office of Ethics and Compliance, which may conduct an investigation or take action it deems appropriate. Similarly, PSEG’s Supplier Code of Conduct applies to suppliers performing work for the Company and requires that suppliers promptly disclose any real or perceived conflicts of interest to their company’s management and their PSEG representative, and/or the PSEG Office of Ethics and Compliance.

34  PSEG 2025 Proxy Statement

Security Ownership Table

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 21, 2025, by our named executive officers, our current Directors and nominees, and all of our executive officers and Directors as a group. The table also shows as of February 21, 2025, beneficial ownership in shares by any person or group known to us to be the beneficial owner of more than five percent of our common stock. According to the Schedule 13G filed by each owner with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name	Owned Shares (#)(1)	Stock Units/ RSUs (#)(2)	Deferred Equity Shares (#)(3)	Amount of Beneficial Ownership of Common Stock (#)	Percent of Class (%)

Directors:

Willie A. Deese	5,670	22,334	-	28,004	<1

Jamie M. Gentoso(4)	-	8,537	-	8,537	<1

Barry H. Ostrowsky	-	20,237	-	20,237	<1

Ricardo G. Pérez(4)	-	2,636	-	2,636	<1

Valerie A. Smith(4)	-	8,537	-	8,537	<1

Scott G. Stephenson	221	14,161	-	14,382	<1

Laura A. Sugg	210	16,959	-	17,169	<1

John P. Surma	1,736	14,161	-	15,897	<1

Kenneth Y. Tanji(4)	25	4,635	-	4,660	<1

Susan Tomasky	-	46,747	-	46,747	<1

NEOs:

Ralph A. LaRossa(5)	35,711	104,202	171,018	310,931	<1

Daniel J. Cregg(5)	124,459	60,971	-	185,430	<1

Kim C. Hanemann(5)	53,446	20,860	-	74,305	<1

Tamara L. Linde(5)	31,305	14,221	-	45,527	<1

Charles V. McFeaters(5)	14,622	14,077	-	28,699	<1

All Directors, NEOs and Executive Officers of the Company as a Group (19 Persons):

	349,480	407,119	173,061	929,659	<1

Certain Beneficial Owners:

Blackrock, Inc.(6)				54,782,408	11.00

State Street Corporation(7)				30,417,859	6.09

Vanguard Group, Inc.(8)				60,583,221	12.14

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, Employee Stock Purchase Plan, shares owned jointly by or with a spouse and shares held in a trust or a custodial account.

(2)

Includes vested and unvested RSUs granted to executive officers under the LTIP and stock units granted to Directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(3)	Includes shares deferred under the Equity Deferral Plan, with no voting rights.
(4)	Board member has not yet met their ownership requirement.
(5)	Address: 80 Park Plaza, Newark, NJ 07102
(6)	As reported on Schedule 13G filed on January 24, 2024. Address: 50 Hudson Yards, New York, NY 10001.
(7)	As reported on Schedule 13G filed on January 29, 2024. Address: One Congress Street, Suite 1, Boston, MA 02114.
(8)	As reported on Schedule 13G filed on February 13, 2024. Address: 100 Vanguard Blvd., Malvern, PA 19355.

PSEG 2025 Proxy Statement  35

Director Compensation

DIRECTOR COMPENSATION

The table below reports 2024 compensation to Directors except Mr. LaRossa, as explained below, under How Our Directors Are Compensated.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Willie A. Deese	145,000	180,040	-	-	-	8,650	333,690

Jamie M. Gentoso	120,000	180,040	-	-	-	150	300,190

Barry H. Ostrowsky	150,000	180,040	-	-	-	1,150	331,190

Ricardo G. Pérez	110,000	180,040	-	-	-	1,000	291,040

Valerie A. Smith	120,000	180,040	-	-	-	12,568	312,608

Scott G. Stephenson	145,000	180,040	-	-	-	7,650	332,690

Laura A. Sugg	145,000	180,040	-	-	-	150	325,190

John P. Surma	150,000	180,040	-	-	-	6,150	336,190

Kenneth Y. Tanji	120,000	180,040	-	-	-	8,650	308,690

Susan Tomasky	160,000	180,040	-	-	-	150	340,190

(1)

Includes any Lead Independent Director and Committee Chair fees and the annual retainer, as described below under How Our Directors Are Compensated, and reflects time served in a particular position throughout the year. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below.

Deese ($)	Gentoso ($)	Ostrowsky ($)	Pérez ($)	Smith ($)	Stephenson ($)	Sugg ($)	Surma ($)	Tanji ($)	Tomasky ($)

-	-	-	-	120,000	-	-	-	120,000	-

(2)

For each, the grant date fair value of the award on May 1, 2024 equated to 2,579 stock units, rounded up to the nearest whole share, based on the then-current market price of the common stock of $69.81. In addition, each individual’s account is credited with additional stock units on the quarterly dividend dates at the then-current dividend rate. The following table shows outstanding stock units granted under the Directors’ Equity Plan as of December 31, 2024:

	Deese (#)	Gentoso (#)	Ostroswsky (#)	Pérez (#)	Smith (#)	Stephenson (#)	Sugg (#)	Surma (#)	Tanji (#)	Tomasky (#)

Stock Units	22,334	8,537	20,237	2,636	8,537	14,161	16,959	14,161	4,635	46,747

Restricted Stock	-	-	-	-	-	-	-	-	-	-

(3)	Consists of charitable contributions made by us on behalf of each individual, including through our matching gift program available to all employees and Directors.

36  PSEG 2025 Proxy Statement

Director Compensation – How Our Directors Are Compensated

How Our Directors Are Compensated

As provided in our Corporate Governance Principles, Director compensation is reviewed periodically by the Governance Committee, which recommends approval to the Board. Our compensation to non-management Directors is benchmarked against our peer companies in order to be able to attract and retain high quality Board members. This compensation includes a cash retainer, RSUs and reimbursement for expenses for attending Board and committee meetings and related functions. Ralph A. LaRossa, who is compensated as our CEO does not receive any additional compensation for Board membership. His compensation as an employee is shown in this Proxy Statement in the executive compensation tables and in the Executive Compensation section. In accordance with PSEG’s Certificate of Incorporation, the Company provides indemnity and reimbursement of expenses to the full extent permitted by law and provides Directors’ and officers’ insurance.

The Independent Directors are compensated according to the schedule shown below. All amounts are paid in cash, except the equity grant, which is paid in common stock units equal to the amount shown. All payments to the Committee Chairs and Lead Independent Director, as indicated, are per assignment and are in addition to the annual retainer and equity grant. Directors receive no additional compensation for serving on the PSE&G Board.

Every two years, the O&CC engages its independent compensation consultant, CAP, to advise the Governance Committee on the competitiveness of Director compensation. Based on CAP’s review of peer company market data, the fee schedule was updated effective May 1, 2022. CAP conducted its most recent review of the fee schedule in September 2023 and determined no changes were necessary, as the pay levels aligned with the philosophy of targeting the peer median and pay practices were deemed to be in line with market practices.

Current Fee Schedule ($)

Annual Retainer	120,000

Annual Equity Grant	180,000

Lead Independent Director	40,000

Committee Chair: Audit; O&CC	30,000

Committee Chair: Governance; Finance; Industrial Operations	25,000

Directors’ Stock Ownership Requirement

Our Corporate Governance Principles require that our Directors own shares of our common stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to six times the annual retainer (which is currently $120,000 for a total required ownership level of $720,000) before they may sell any PSEG stock. The following Directors do not yet meet the stock ownership level: Jamie M. Gentoso and Valerie A. Smith, who both joined the Board in April 2022; Kenneth Y. Tanji, who joined the Board in September 2023; and Ricardo G. Pérez, who joined the Board in January 2024. Additional details can be found in the table under Security Ownership of Directors, Management and Certain Beneficial Owners on page 35.

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each of our outside Directors is granted an award of stock unit equivalents each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in the Director’s name and accrues credits equivalent to the dividends on shares of our common stock. If a Director does not remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Directors are fully vested in their annual equity grants by April 30th of the year following the grant. Distributions of all deferred equity under the Directors’ Equity Plan are made in shares of our common stock after the Director terminates service on the Board in accordance with elected distributions, which may be either in a lump-sum payment or, with respect to grants made prior to 2012, in annual payments over a period of up to ten years.

Under the Directors’ Equity Plan, beginning with grants made in 2012, Directors may elect to receive distribution of a particular year’s deferrals either upon termination of service or after a specified number of years or, effective in 2020, Directors who have met the stock ownership requirement may elect to receive distribution of shares upon vesting. A Director may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to 15 years. Distribution elections must be made prior to the date of the award.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior

PSEG 2025 Proxy Statement  37

Director Compensation – How Our Directors Are Compensated

to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, Directors may elect to defer any portion of their cash fees. Elections must be made in the calendar year prior to the year of payment. When deferral is elected, the Director must make an election as to the timing of the distribution from the Directors’ Deferred Compensation Plan account. Distributions are made in cash.

For amounts deferred prior to 2012, distributions may begin (a) on the 30th day after the date of termination of service as a Director or, in the alternative, (b) on January 15th of any calendar year following termination of service, but in any event no later than the later of (i) January of the year following the year of the Director’s 71st birthday or (ii) January following termination of service. Directors may elect to receive the distribution of their Directors’ Deferred Compensation Plan account in the form of one lump-sum payment or annual distributions over a period of up to ten years.

For compensation deferred beginning in 2012, Directors may elect to begin distribution of a particular year’s deferrals, either (a) within 30 days of termination of service or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to 15 years.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

38  PSEG 2025 Proxy Statement

Executive Compensation

PROPOSAL 2	ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

We recognize that executive compensation is an important matter for our stockholders. As required by Section 14A of the Exchange Act, we provide you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as “say-on-pay.”

This vote is held annually and is non-binding, but the Board, the O&CC and management carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation. We also regularly engage in dialogue with our shareholders to offer the opportunity to provide feedback on our executive compensation programs.

The O&CC has approved the compensation arrangements discussed in the Report of our O&CC, the Executive Compensation section and the compensation tables. We encourage you to read our Executive Compensation section, in which we explain the reasons supporting our executive pay decisions. We have summarized the highlights in our Executive Compensation Summary.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions and performance. We are asking you to indicate your support of our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our NEOs as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of

Stockholders pursuant to the applicable rules of the SEC, including the Compensation

Discussion and Analysis, compensation tables and narrative discussion.

Vote required: The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

 THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION IN THIS PROPOSAL.

PSEG 2025 Proxy Statement  39

Compensation Discussion and Analysis – 2024 Named Executive Officers

EXECUTIVE COMPENSATION SUMMARY

2024 Named Executive Officers

Ralph A. LaRossa, Chair of the Board, President & Chief Executive Officer

Daniel J. Cregg, Executive Vice President & Chief Financial Officer

Kim C. Hanemann, President & Chief Operating Officer, PSE&G

Tamara L. Linde, Executive Vice President & Chief Legal Officer (CLO)[1]

Charles V. McFeaters, President & Chief Nuclear Officer (CNO)

(1)

On September 11, 2024, Ms. Linde notified us of her decision to retire as EVP and General Counsel. We appointed Grace Park to succeed Ms. Linde as EVP and General Counsel, effective September 16, 2024. In connection with her transition to retirement, Ms. Linde entered into an agreement to serve as the EVP and CLO from September 16, 2024 to March 14, 2025.

40  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – 2024 Company Performance Overview

2024 Company Performance Overview

The charts below compare the relative contributions of PSE&G and PSEG Power & Other to our consolidated Net Income (Loss) and Non-GAAP Operating Earnings over the past five years and show our consistent dividend growth over those years. The impact is reflected in the realized pay of our NEOs, since our executive compensation programs link incentive payouts to measures of Non-GAAP Operating Earnings over multiple time frames. We show below the annual TSR and ROIC in the last three years compared to our 2024 peer group. You can find a more comprehensive discussion of our 2024 business and financial performance in our 2024 Form 10-K. The decrease in Net Income in 2024 was primarily driven by MTM activity, as indicated in Appendix A. See Appendix A for a complete list of items excluded from Net Income (Loss) in the determination of non-GAAP Operating Earnings.

Annual Total Shareholder Return (TSR)

3-Year TSR
PSEG: 40.3%
PSEG Peers: 14.7%
-5.1%
3.7%
3.6%
-6.2%
42.6%
17.5%
2022
2023
2024
PSEG
Peer Group

Annual Return on Invested Capital (ROIC)

3-Year ROIC
PSEG: 6.6%
PSEG Peers: 5.4%
4.4%
5.0%
8.9%
5.5%
6.4%
5.6%
2022
2023
2024
PSEG
Peer Group

PSEG Dividend Payout ($/Share)
$2.50
$2.40
$2.30
$2.20
$2.10
$2.00
$1.90
$1.80
$1.70
$1.96
$2.04
$2.16
$2.28
$2.40
2020
2021
2022
2023
2024

PSEG 2025 Proxy Statement  41

Compensation Discussion and Analysis – Executive Compensation Philosophy and Pay for Performance

Executive Compensation Philosophy and Pay for Performance

Our program aligns executive compensation to the successful execution of our strategic plans, meeting our financial, people and operational goals and delivering strong returns to our shareholders while balancing the interests of our multiple stakeholders. These include our stockholders, the customers we serve, our employees, our suppliers and the communities in which we operate. We attract and retain exceptional executive talent needed for long-term success by ensuring our compensation is market competitive with our peers.

Our incentive plans focus on financial and operational performance as well as human capital management. Both the MICP and LTIP include our sustainability commitments and priorities, and a portion of our LTIP continues to focus on stock price performance versus peers over a multi-year time horizon. The goals of individual NEOs, including our CEO, place a high value on financial strength, critical strategic initiatives, long-range planning, disciplined investments, sustainability priorities and operational excellence that enhance value and recognize our responsibilities as a public utility. The actual value of compensation, especially equity grants, reflect our Company’s performance over time.

The O&CC annually reviews and evaluates our compensation programs and maintains the flexibility to make decisions about actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. Considerations may include economic, market and competitive conditions, regulatory and legal requirements, internal pay equity considerations, sustainability priorities, and peer group or market practices. The O&CC and the Board align pay and performance with long-term stockholder value creation without encouraging excessive risk taking.

2024 Target Compensation Summary

Overall target compensation should be competitive with comparable executives in our peer group so that we can attract, motivate and retain exceptional talent. The 2024 compensation decisions are reflective of each executive’s role, responsibilities, performance and time in position. Our 2024 target compensation was as follows:

Executive	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive($)		Target Total Compensation ($)
				PSUs	RSUs

Ralph A. LaRossa	1,345,600	135%	3,162,160	5,950,007	2,550,028	11,662,195

Daniel J. Cregg	825,000	90%	1,567,500	1,680,038	720,048	3,967,586

Kim C. Hanemann	775,000	85%	1,433,750	1,260,012	540,007	3,233,769

Tamara L. Linde	737,400	85%	1,364,190	1,260,012	540,007	3,164,209

Charles V. McFeaters	676,000	75%	1,183,000	840,052	360,024	2,383,076

The above values reflect target compensation opportunities, which may not match the Summary Compensation Table.

42  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – Say-on-Pay and Shareholder Engagement

EXECUTIVE COMPENSATION

Say-on-Pay and Shareholder Engagement

At the 2024 Annual Meeting of Stockholders, our stockholders voted approximately 94.1% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay-for-performance philosophy. We continuously review our executive compensation programs in recognition of investor feedback and adjust, as appropriate, the compensation of our executives in light of their performance, our business results, our financial condition and the competitive market for the role.

94.1% of stockholders voted in favor of 2024 say-on-pay proposal	We strongly encourage investor feedback and will continue to review and make changes to our executive compensation programs in recognition of investor interests, evolving trends and best practices.

In particular, the O&CC, with input from our independent compensation consultant, CAP, considered the 2024 say-on-pay vote result and current market practices as it evaluated our executive compensation programs. During the past year, we actively reached out to many of our largest investors to advise them of recent compensation and governance actions we have taken and listen to any concerns. We always welcome stockholders’ comments and suggestions and continue to consider the outcome of the say-on-pay vote on our program design.

Executive Compensation Best Practices

What We Do	What We Don’t Do

  Pay for performance, with a significant portion of target compensation at risk

  Use of sustainability metrics in both the MICP and LTIP for the PSU component

  Set stretch performance goals, and disclose them for forward-looking PSU grants

  Target competitive pay around the median

  Payout cap maximum for incentive plans

  Vesting of three years for RSUs and PSUs unless retirement eligible. Starting with the 2024 grants, RSUs have a 3-year graded vesting period starting from the grant date

  Use of “double-trigger” in the event of a change-in-control to receive severance benefits

  Apply clawback practices related to financial restatements or in the event of misconduct or material violations of our Standards of
Conduct and covers the MICP and LTIP (RSUs and PSUs)

  Utilize robust stock ownership guidelines for executives

  Review of programs and practices by independent executive compensation consultant

  Engage stockholders to solicit feedback on our compensation programs

  No guaranteed incentive compensation

  No excise tax gross ups

  No hedging or pledging for any employee, including officers and Directors

  No compensation plans that encourage or reward executives’ excessive risks

  No dividends paid on unearned awards

  No repricing or exchange of underwater stock options

  No excessive perks

  No additional service credit for pension calculation

PSEG 2025 Proxy Statement  43

Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Peer Comparison and Benchmarking

How We Choose Peers for Benchmarking

We evaluate and set executive compensation to be competitive within a peer group comprised of similarly-sized utilities. We consider our peers’ earnings, market capitalization, operational characteristics, price-to-earnings ratio and revenue. Because our revenue is driven by energy demand and prices that are outside the control of management, we emphasize earnings over revenue. We believe this approach is more reflective of the nature of our business when comparing across companies.

Each year, we re-evaluate the peer group to assess its appropriateness. Our peer companies for 2024 are listed below.

Peer Companies

Ameren Corporation	American Electric Power Co., Inc.	CenterPoint Energy, Inc.

CMS Energy Corporation	Consolidated Edison, Inc.	Dominion Energy, Inc.

DTE Energy Company	Duke Energy Corporation	Edison International

Entergy Corporation	Eversource Energy	Exelon Corporation

FirstEnergy Corporation	PPL Corporation	Sempra Energy

Southern Company	WEC Energy Group, Inc.	Xcel Energy Inc.

For 2025, we did not make changes to the peer group.

How We Use Peer Data

Review target compensation levels at the market median of the peer group of comparable positions with a design that enables above median actual pay for top quartile performance (individual and Company).

Above market median pay (e.g., 75th percentile) targeted for significant contributions and sustained strong performance levels, as well as scope and responsibilities.

Assess our performance under our LTIP (e.g., relative TSR) and the alignment between pay and performance.	Review incentive plan design, equity usage and governance practices.

Pay Governance LLC is management’s compensation consultant for executive and broad-based compensation. Pay Governance LLC provides market compensation data for our officers, including the NEOs and assists in analyzing the annual Willis Towers Watson Energy Services Executive Compensation Survey – U.S. market data using the peer companies. We use the peer group data to the extent each position is reported in the survey. The O&CC’s independent consultant, CAP, reviews the outcome of the competitive assessment and provides supplemental data on the peer group as required.

44  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – How We Compensate Our Executives

How We Compensate Our Executives

See the section on Our Compensation Elements Explained below for more detail.

Element	Link to Business & Talent Strategy	Link to Performance	Form

Base Salary Fixed Pay	Recognizes executives’ competencies, experience, job responsibilities, skills, internal equity and the competitive market for the position	Individual Performance	Cash

Annual Cash Incentive At Risk Pay	Incentivizes the achievement of key financial, operational, and strategic goals	Multiple performance measures, with a strong emphasis on non-GAAP EPS, measured over a one-year period with a payout ranging from 0% - 200% of target	Cash

Equity-Based Incentive Awards At Risk Pay	Aligns NEOs’ interests with long-term interests of shareholders and the Company by rewarding for strong stock price performance, earnings growth, and achieving sustainability goals	70% PSUs and 30% RSUs; Payout for the PSUs (if any) based on TSR vs. peers (50%), EPS Growth (25%), and ESG Index (25%); Payouts range from 0% - 200% of target; PSUs vest at the end of three years	Common Stock

Retirement and Post Employment Benefits	Facilitates attraction and retention and provides participants with the opportunity to effectively manage the timing of income and tax liability	-	Cash

The O&CC believes that the majority of a senior executive’s compensation should be performance-based, and the more senior an executive’s position is in the organization, the more that executive’s pay should be oriented toward long-term compensation. On average, 76% of pay is at risk for our NEOs, (excluding Mr. LaRossa) with 89% of pay at risk for our CEO.

Note: CEO Pay Mix reflects Mr. LaRossa and Average Other NEO Pay Mix reflects Messrs. Cregg and McFeaters and Mses. Hanemann and Linde.

Executive Performance and Goals

We provide detailed calculations of the payouts under our MICP and LTIP on the following pages, including a discussion of the pre-established goals for these incentive plans and the performance achieved by our NEOs.

PSEG 2025 Proxy Statement  45

Compensation Discussion and Analysis – How We Compensate Our Executives

On an annual basis, the O&CC and CAP, the Committee’s independent consultant, review the degree of difficulty of the targets to ensure that the goals are driving performance. Details on our 2024 LTIP grants are covered under the Executive Long-Term Incentive section.

Targets are set based on the business plan and a rigorous process is undertaken at the start of each year to determine the range of performance for each measure. The corporate and business unit performance goals are set at levels that require strong performance for a target payout and superior performance for a greater than target payout.

CEO Compensation

In December 2023, the Committee increased Mr. LaRossa’s 2024 base salary 4.0%, increased his MICP target to 135%, and increased his LTI award 6.3%.

2024 vs 2023 Target Compensation for CEO

(in thousands)

MICP and LTIP amounts in the graph above reflect the target values. Actual payouts are reported in the Executive Compensation section following the applicable performance period.

Our Compensation Elements Explained

Base Salary

Each NEO’s base salary level is reviewed annually by the O&CC. The O&CC considers base salary adjustments for individual NEOs other than the CEO based on market data, CEO recommendations, performance and additional factors including leadership, time in position and other personal contributions. The CEO’s base salary level is also reviewed annually by the O&CC and formally approved by the Independent Directors. Items considered for the CEO include base salary adjustments based on market data, as well as performance and additional factors including leadership, time in position, and other significant contributions. All NEOs’ increases ranged from 4.0% to 15.4% effective January 1, 2024.

Annual Cash Incentive

Our NEOs are eligible for an annual cash incentive under our MICP. The O&CC evaluates each NEO’s incentive compensation based on achievement of specific performance goals relating to the Company’s earnings, business unit scorecards and strategic critical initiatives. The O&CC approves the incentive compensation for all NEOs except the CEO. The O&CC recommends the CEO’s incentive compensation to the Board, which approves it.

The business unit scorecard goals focus on the following categories: People and Safety, Reliability, Customer and Sustainability, which are benchmarked, when possible, against the broader utility industry, setting our targets at the top quartile (or the top decile for safety-related measures). Other metrics are set at targets demonstrating continuous improvement from prior year performance. People-related goals include safety, staffing and inclusion. Customer and Reliability includes System Average Interruption Duration Index, cybersecurity measures and other reliability measures and JD Power measures. Sustainability includes renewable energy generation, energy efficiency and performance indicators.

Strategic critical initiatives for 2024 focused on advancing sustainable growth in our business plan and progress in the clean energy transition. These critical initiatives include PSE&G regulatory and investment programs, support for nuclear long-term solution opportunities and PSEG Long Island operating service agreement.

Each NEO’s performance under each applicable factor – corporate EPS, business unit scorecard and strategic critical initiatives – could range from zero to 2.0 (200%) based on the achievement of pre-determined goals.

46  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

Target and Actual Performance Levels for 2024 Financial Metrics

Operating EPS (non-GAAP) excludes mark-to-market activity, Nuclear Decommissioning Trust (NDT) related activity and other infrequent items. We use a non-GAAP measure because we believe it better reflects operating performance and more directly relates to ongoing operations of the business. See Appendix A for reconciliation to GAAP of non-GAAP Operating Earnings.

Executive Long-Term Incentive

Annual equity grants are typically made each February. Factors that are considered in determining the award amounts are the competitive market and the individual’s role, responsibilities, contributions, as well as talent retention needs. With respect to the CEO, the O&CC develops a recommended award opportunity in consultation with CAP and presents the proposal for approval by the Board.

2022 LTIP (2022 – 2024 Performance Period)

70% PSUs

•   Rewards strong financial and stock price performance over a longer time frame than annual awards

•   Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible

•   Aligns the interest of officers with long-term stockholder value

30% RSUs

•   Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible

•   Aligns the interest of officers with long-term stockholder value

RSUs are denominated in units of common stock and vest beginning with 2024 grant, on a graded basis over three years starting from the date of grant. At the end of the vesting period, shares are payable in common stock. 2022 and 2023 RSUs are denominated in units of common stock and cliff vest over three years. PSUs are denominated in units of common stock and are subject to achievement of certain performance goals over a three-year period, vesting at the end of the performance period.

PSEG 2025 Proxy Statement  47

Compensation Discussion and Analysis – Our Compensation Elements Explained

2022 PSU Grant Result: LTIP awards of PSUs made for the three-year performance period ended December 31, 2024, were reported in our Proxy Statement at fair value at the time of the grants. These PSU grants were subject to the achievement of goals related to relative TSR and ROIC, EPS growth and ESG index.

40% Relative TSR	20% EPS Growth	20% ESG Index	20% Relative ROIC

Rewards management when we deliver value to shareholders in excess of our peers	Measured on (1) operating earnings per share in year three and (2) issuance of earnings guidance for 2025 that supports 5-7% CAGR range	Based on actual attainment of goals for methane reduction, energy efficiency electric and gas savings, carbon free generation and relative performance in the Sustainalytics risk rating	Rewards management for managing our business and capital better than our peers

We determine ROIC by dividing Net Income (adjusted for interest expense) by debt and equity.

The performance schedule for relative TSR and ROIC is determined by calculating the 25th, 50th and 75th percentiles of the peer group actual results, inclusive of PSEG’s actual result. Payout percent above and below target will be interpolated based on PSEG’s results over the three-year performance period, as illustrated below.

For 2022 grants, the peer group consisted of 18 companies plus PSEG.

Based on the performance results for that period, as approved by the O&CC, Mr. Cregg, Ms. Hanemann, Ms. Linde, and Mr. McFeaters, and as recommended by the O&CC and approved by the Board, Mr. LaRossa, will receive payment in 2025 of shares of our common stock equal to 163% (see table below) of the grant target.

The total 163% PSU payout for the 2022 PSU grants is derived from the following factors:

Metric	Weighting	Target/Payout Range	Score	Results

Total Shareholder Return	40%	Percentile within peer group: >75th (Top Quartile) = 200% 50th = Target = 100% 25th = Threshold = 20%	200%	• Top quartile

EPS Growth	20%	Measured on (1) operating earnings per share in year three and (2) issuance of earnings guidance for 2025 that supports 5-7% CAGR range	69%	• Exceeded our 2024 EPS target, but was on the low end of our 5% to 7% targeted 2025 growth rate

ESG Index	20%	Targets, thresholds and maximums were established in accordance with our 2022-2024 Business Plan for the following metrics: (1) EE program targets for electric savings, (2) EE program targets for gas savings, (3) methane reductions driven by GSMP, (4) carbon free generation, and (5) Sustainalytics risk rating.	148%

•   High end of our targeted range of electric savings

•   Above base target for gas savings

•   High end of our targeted range of methane reductions

•   Above base target for our carbon free generation

•   Top quartile for Sustainalytics ESG Risk Rating

Return on Invested Capital	20%	Percentile within peer group: >75th (Top Quartile) = 200% 50th = Target = 100% 25th = Threshold = 20%	200%	• Top quartile

Determination of Individual Payouts for Executives: Based on these results, participants earned a PSU payout of 163% for 2022 PSU grant. The dollar amount of each payout, made in shares of our common stock, is shown below, calculated using the average of the high and low price of our common stock on February 28, 2025, $81.04.

48  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

These amounts are reported in the Option Exercises and Stock Vested during 2024 Table.

NEO	PSUs Granted (#)	PSUs Earned (#)(1)	PSUs Payout ($)(1)

Ralph A. LaRossa	82,538	147,441	11,948,648

Daniel J. Cregg	18,330	33,117	2,683,765

Kim C. Hanemann	12,881	23,272	1,885,956

Tamara L. Linde	13,872	25,062	2,031,052

Charles V. McFeaters	4,459	8,056	652,859

(1)	Reflects rounding and includes accrued dividend equivalents earned.

2024 Grants: The PSU components recognize that we are predominantly a regulated company and are reflective of our commitment to long-term growth, our sustainability leadership position and carbon-free generation. The metrics for our 2024 – 2026 PSU award, granted in February 2024, are as follows:

•	50% relative TSR versus the peer panel;
•	25% EPS growth; and
•	25% ESG priorities:
•	Methane reduction target
•	Carbon-free generation target
•	Energy efficiency target – electric
•	Energy efficiency target – gas

Each of the metrics will be calculated based on results over the 2024-2026 performance period. Target performance yields a 100% payout factor, threshold performance yields a 20% payout factor, and maximum performance yields a 200% payout factor. Payout percentages above and below target will be interpolated based on actual results.

TSR: Relative TSR is determined by calculating the 25th, 50th and 75th percentiles of the peer group actual results, inclusive of PSEG’s actual result. Actual TSR will be measured with 50th percentile as target, 25th percentile as threshold, and 75th percentile as maximum performance levels.

EPS Growth: Consistent with our stated non-GAAP Operating EPS growth rate of 5-7%, average performance over the 2024-2026 performance period aligns with the growth rate range, with the midpoint of that growth rate range as the target, and the threshold and maximum 0.5% above and below the top and bottom of that range, respectively.

ESG Index: Each of the four metrics in the ESG index are sub-weighted equally. Payout for the ESG index is measured by the sum of the payout factors of each sub-metric, provided the sum exceeds 20%.

Methane Reduction (CO2 Equivalent Tons) will be measured as follows: -42.4% as a zero payout, -45.5% as target, and -48.5% as maximum performance.

Energy Efficiency Electric Savings (GWh) will be measured as follows: 307 as a zero payout, 1,229-1,843 as target range which is consistent with our BPU order, and 2,304 as maximum performance.

Energy Efficiency Gas Savings (thousands of therms) will be measured as follows: 10,801 as a zero payout, 43,202-64,803 as target range which is consistent with our BPU order, and 81,004 as maximum performance.

Carbon Free Generation (GWH) will be measured as follows: 92,606 as a zero payout, 94,496 as target, and 96,385 as maximum performance.

We believe these metrics will drive long-term shareholder value through a sustainable, predictable, growth platform.

The mix of the long-term incentive awards is consistent with the prior grants as described in the Executive Long-Term Incentive section above, in the form of 70% PSUs and 30% RSUs vesting on a graded basis over three years starting on the date of the grant. Prior to 2024, RSUs cliff vested after three years.

The grants included in our Summary Compensation Table were approved in February 2024 for the NEOs. These grants have a three-year performance period ending December 31, 2026 and are shown in the 2024 Grants of Plan-Based Awards Table. These awards are also reported in the Summary Compensation Table at the grant date fair value.

PSEG 2025 Proxy Statement  49

Compensation Discussion and Analysis – Our Compensation Elements Explained

Retirement and Post-Retirement Benefits

Deferred Compensation Plans: We offer a deferred compensation plan to our officers so they can more effectively manage their personal financial situations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan (except the Company Stock Fund and the Fidelity Brokerage Link Account), as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan that provides officers with the opportunity to defer equity compensation. The election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares are held in a Rabbi Trust.

Additionally, effective January 1, 2025, the plan provides that a select group of management and highly-compensated employees (including non-officers) who elect the Core Contribution/401(k) Program shall be eligible for Core Contributions equal to 4% of Eligible Compensation, as defined under the Deferred Compensation Plan.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Retirement Benefits for Executives: Substantially all employees, including the NEOs, receive certain qualified retirement benefits under either the Pension Plan of Public Service Enterprise Group Incorporated (Pension Plan) or the Pension Plan of Public Service Enterprise Group Incorporated II (Pension Plan II), collectively referred to as the Pension Plans, which provides either a Final Average Pay Component or a Cash Balance Component. The nature of the individual’s pension plan benefit depends upon the date of hire. Mr. LaRossa, Mr. Cregg, Ms. Hanemann and Ms. Linde participate in the Final Average Pay Component as they each began employment before January 1, 1996. Mr. McFeaters participates in the Cash Balance Component as he began employment after January 1, 1996.

In addition to the Pension Plans, we provide certain nonqualified retirement benefits under the Reinstatement Plan and the Supplemental Executive Retirement Income Plan (Supplemental Plan). All of our NEOs participate in the Reinstatement Plan and Mr. LaRossa also participates in the additional limited benefit provisions of the Supplemental Plan.

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below. Amounts reported for 2024 reflect changes in the discount rate as well as actuarial changes, which impacted the benefit calculations.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants. We provide retirees with the opportunity to receive medical benefits with a subsidy available to participants in the Final Average Pay Component of the Pension Plans who meet the eligibility requirements.

Pension Plan II was amended effective January 1, 2025 to provide new hires with a retirement program choice between the “Core Contributions/401(k) Program” and the current program, “Cash Balance/401(k) Program.” Employees who elect the Cash Balance/401(k) Program participate in the Cash Balance Component of Pension Plan II and the current 401(k) Company Match formula of $0.50 of the first 7% for union represented employees and $0.50 of the first 8% for non-represented employees. Employees in the Core Contributions/401(k) Program receive an enhanced 401(k) benefit under the Thrift or Savings Plans, which is 100% match up to 4% and a 4% core contribution.

Retirement Notice Program: To support succession planning and knowledge transfer, we implemented a 6-month retirement notice program, effective April 1, 2024. All employees who are retirement eligible under the component of the Pension Plans that they participate in and provide at least 6-months’ notice of their intent to retire, will become fully vested in their outstanding RSUs and PSUs awards (starting with the 2024 RSU and PSU grants) at retirement. The shares underlying the RSUs and PSUs will be released on the normal distribution date.

Severance and Change-In-Control Benefits for Executives: We provide severance benefits in the event of certain employment terminations to all officers, including the NEOs. All of our NEOs participate in our Key Executive Severance Plan. Mr. LaRossa is also eligible for certain other severance benefits, as described under Potential Payments Upon Termination of Employment or Change-In-Control.

We provide severance benefits upon a change-in-control to officers. A change-in-control is by its nature disruptive to an organization and its executives. Executives are frequently key players in the success of organizational change. To assure the continuing performance of these executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package.

Our Key Executive Severance Plan does not provide for gross-up payments from us in the event that any NEO or other participant is subject to an excise tax related to receipt of a change-in-control payment. The Key Executive Severance Plan includes a “double-trigger” provision on benefits, which are paid only in the event of termination of employment following a change-in-control. PSU payments, if any, are prorated. No benefits are paid in the event of a termination for cause.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control.

50  PSEG 2025 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

Limited Perquisites for Executives

We provide certain perquisites that are reasonably aligned with those of our peers or provide benefit to us, such as providing personal security to executives with a high public profile and allowing executives to be productive while commuting. These include an automobile stipend (and for the CEO, a driver), parking, reimbursement of relocation expenses, annual physical examinations, limited personal and spousal travel including use of aircraft (in accordance with the practice we have established and with CEO approval), home security, limited personal technology support, charitable contributions on behalf of the individual, limited club memberships, limited reimbursement of credit card annual fees and limited personal entertainment. These perquisites are described in the 2024 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly hired executives.

Executive Compensation Governance Features and Controls

Role of the Compensation Consultant

The O&CC has retained CAP as its independent compensation consultant to provide information, analyses and advice regarding executive and Director compensation. CAP reports directly to the O&CC. Select responsibilities include:

Review compensation programs and levels	Analyze pay and performance alignment

Provide comparative industry trends and peer data	Ad hoc support on executive compensation matters

CAP meets with the O&CC in Executive Session without the presence of management and provides only executive and Director compensation consulting services. In 2024, CAP attended five meetings of the O&CC.

Management also retains a compensation consultant, Pay Governance LLC, to provide market compensation data for our officers, including the NEOs. This data is made available to CAP.

In July 2024, the O&CC reviewed CAP’s independence relative to the following factors:

•	CAP’s provision of other services to the Company
•	The amount of fees CAP receives from the Company as a percentage of CAP’s total revenue
•	The policies and procedures of CAP that are designed to prevent conflicts of interest
•	Any business or personal relationship between O&CC members and CAP or its compensation consultants
•	Any PSEG stock owned by CAP or its compensation consultants
•	Any business or personal relationship between our executive officers and CAP or any of its compensation consultants
•	Other factors that would be relevant to CAP’s independence from management

The O&CC concluded that CAP is independent and no conflicts of interest exist.

Executive Compensation Risk Assessment

In 2024, CAP reviewed our compensation programs to assess whether the programs could encourage excessive risk-taking. The risk assessment included a full inventory of all incentive compensation plans, including their design, metrics, goals and operation and a review of business and operational risks as well as governance and oversight practices and internal controls. Our SVP, Audit, Enterprise Risk and Compliance, as well as our internal compensation professionals under the supervision of our SVP – Chief Human Resources and Diversity Officer, provided input into this process as appropriate. Management and CAP reviewed this assessment with the O&CC. Based on this review, the O&CC determined that the programs are appropriately structured and do not encourage excessive risk-taking.

PSEG 2025 Proxy Statement  51

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Our compensation programs include the following risk mitigation features:

•    Strong governance processes and controls in place

•    Multi-year vesting for long-term incentives

•    Multiple dimensions of performance, including: a balanced scorecard EPS (non-GAAP) for corporate financial performance; and key strategic and operational metrics that balance risks

•    Equity compensation and our stock ownership and retention policy discourage a short-term focus

•    A balanced total compensation package that includes a mix of base salary, benefits and annual and long-term incentive

•    Caps on the total amount of incentive compensation that can be earned and paid out annually

•    O&CC oversight of incentive plan design, performance measures/goals and corresponding payment scales

•    Robust Clawback practices

Clawback Practices

We have a Clawback Practice that has a three-year look-back and:

•	Applies to all incentive compensation for all non-represented employees
•

Applies in the event of (i) a restatement of financial statements, (ii) recalculation of incentive compensation, in each case resulting from the employee’s misconduct or (iii) an employee’s act or omission that constitutes a material violation of our Standards of Conduct and that results or would have resulted in termination of employment

•	Is administered by the O&CC for officer compensation

We also have a practice for the recovery of executive officers’ erroneously awarded incentive compensation in the event of an accounting restatement, regardless of fault or misconduct. This new practice is compliant with the legal obligations and exists concurrently with, and does not replace, our other clawback practice mentioned above.

Actual LTIP grants may contain additional provisions, such as recoupment for violations of non-compete, non-solicitation or confidentiality agreements.

Role of the CEO in Executive Compensation

The CEO attends O&CC meetings, other than Executive Sessions. The CEO recommends changes to the salaries of his direct reports, and any NEO, and recommends LTI award levels. The CEO develops and the O&CC considers these recommendations in the context of each executive’s individual performance, experience in role and competitiveness of salary as well as internal equity among executives. The O&CC believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

No Hedging and Pledging

We have a policy that prohibits all employees, including NEOs, other officers and Directors, from hedging, short-selling or pledging our common stock. All employees are prohibited from trading in options, puts, calls or other derivative instruments related to PSEG equity or debt securities. They also are prohibited from purchasing our common stock on margin, borrowing against our common stock held in a margin account and or pledging our common stock as collateral for a loan. A direction to exercise and hold, or to exercise and sell, PSEG equity in compliance with an approved Rule 10b5-1 Plan is exempt from the requirement.

Trading Pre-clearance is Required for Directors and Officers

Under our Insider Trading Practice, all of our Directors and officers, including the NEOs, are required to obtain pre-clearance from the General Counsel or her designee prior to engaging in any transaction involving our common stock and may only engage in transactions during “open window” periods or pursuant to pre-established plans.

52  PSEG 2025 Proxy Statement

Executive Compensation Tables – Executive Compensation Governance Features and Controls

Stock Ownership and Retention Policy for Executives

Our Stock Ownership and Retention Policy applies to our officers (as shown on the table). The required amount, including vested and unvested RSUs and 401(k) shares, but not unearned PSUs, must be acquired within five years.

Stock Ownership Requirement as Multiple of Base Salary

CEO	8x Salary

President & COO – PSE&G	4x Salary

Executive Vice President	4x Salary

President & CNO	2x Salary

Senior Vice President	2x Salary

Vice President	1x Salary

Each officer must retain 100% of all shares, net of taxes, acquired through equity grants, including the vesting of restricted stock or RSU grants, payout of PSU awards and exercise of option grants, until the ownership requirement is met.

All NEOs have met their respective ownership requirement.

Accounting and Tax Implications

The O&CC has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (see Note 18 to the Consolidated Financial Statements included in our 2024 Form 10-K) regarding the accounting recognition of equity awards in determining the nature of the grants under the LTIP.

The O&CC considers the tax-deductibility of our compensation payments as one factor in determining executive compensation. In addition, the O&CC considers other factors in making decisions, as noted in this Executive Compensation section, and retains the flexibility to award compensation consistent with our compensation philosophy and program in the best interests of the Company and our stockholders even if it is not deductible. IRC Section 162(m) generally denies a deduction for federal and state income tax purposes for compensation in excess of $1 million for certain current and former executive officers (covered employees) of publicly held corporations including the CEO and certain other persons named in the Proxy Statement. In December 2020, the Internal Revenue Service (IRS) issued final regulations under IRC 162(m). PSEG records taxes based on our interpretation of the relevant statute.

Compensation Committee Interlocks and Insider Participation

During 2024, each of the following individuals served as a member of the O&CC: Willie A. Deese, Barry H. Ostrowsky, Valerie A. Smith and John P. Surma (Chair) for all of the year and Susan Tomasky for a portion of the year. No member of the O&CC was an officer or employee or a former officer or employee of any PSEG Company. None of our executive officers were “interlocks,” meaning none served as a Director of or on the compensation committee of any of the companies for which any of these individuals served as an executive officer. No member of the O&CC had a direct or indirect material interest in any transaction with us.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Compensation Advisory Partners LLC, the Committee’s compensation consultant. Based on such review and discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Organization and Compensation Committee:

February 10, 2025

PSEG 2025 Proxy Statement  53

Executive Compensation Tables – 2024 Summary Compensation Table

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table summarizes the compensation of our NEOs for the years shown. The NEOs are our CEO, CFO and three most highly compensated executive officers in 2024.

Name and Principal Position(1)	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5 & 6)	Total ($)

Ralph A. LaRossa	2024	1,345,600	8,500,035	2,470,500	-	51,825	12,367,961

Chair of the Board, President & CEO	2023	1,293,800	8,000,097	1,833,300	611,000	40,666	11,778,863
	2022	971,950	7,350,100	1,143,800	-	44,692	9,510,542

Daniel J. Cregg	2024	825,000	2,400,086	1,009,800	-	42,938	4,277,824

EVP & CFO	2023	780,500	3,950,148	680,600	410,000	31,835	5,853,083

	2022	735,700	1,850,015	647,500	-	33,592	3,266,807

Kim C. Hanemann	2024	775,000	1,800,019	869,600	146,000	30,526	3,621,145

President & COO (PSE&G)	2023	671,600	1,400,115	569,200	405,000	76,356	3,122,271
	2022	648,900	1,300,102	588,900	-	82,965	2,620,867

Tamara L. Linde	2024	737,400	1,800,019	852,400	-	32,169	3,421,988

EVP & CLO	2023	709,000	1,500,034	618,200	400,000	28,835	3,256,069
	2022	685,000	1,400,076	602,800	-	32,479	2,720,355

Charles V. McFeaters	2024	676,000	1,200,075	684,500	82,000	29,169	2,671,744

President & CNO	2023	571,910	1,000,088	411,600	70,000	28,185	2,081,783

(1)	Amounts shown are based on annualized salary. Mr. Cregg deferred $207,837, $195,125 and $183,926, of his 2024, 2023, and 2022 salary, respectively (see 2024 Non-Qualified Deferred Compensation Table).
(2)

The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 18 to the Consolidated Financial Statements included in our 2024 Form 10-K. 2024, 2023 and 2022 LTIP awards were granted in February of each year. All 2024 awards are shown in the Grants of Plan Based Awards Table and discussed in the Executive Compensation section and consist of PSUs and RSUs. PSU value is shown at the target amount. Actual value of the shares received upon vesting of RSUs depends upon the price of our common stock. Payout value of the PSUs earned at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving respective years performance factors. Included above, for Mr. Cregg is his 2023 retention RSU grant in the amount of $2 million that was granted in April 2023. This retention grant vests on January 1, 2025. More detailed information is provided in the Executive Compensation section. The respective amounts shown below represent the grant date fair value of PSUs at target and maximum amounts.

	2024		2023		2022
	Value at Target (100%)	Value at Maximum (200%)	Value at Target (100%)	Value at Maximum (200%)	Value at Target (100%)	Value at Maximum (200%)
	($)	($)	($)	($)	($)	($)

Ralph A. LaRossa	5,950,007	11,900,014	5,600,056	11,200,113	5,145,026	10,290,052

Daniel J. Cregg	1,680,038	3,360,076	1,365,038	2,730,077	1,295,015	2,590,029

Kim C. Hanemann	1,260,012	2,520,024	980,068	1,960,135	910,043	1,820,085

Tamara L. Linde	1,260,012	2,520,024	1,050,019	2,100,038	980,057	1,960,114

Charles V. McFeaters	840,052	1,680,104	700,039	1,400,078	-	-

(3)

As discussed in the Executive Compensation section, amounts awarded were earned under the MICP and determined and paid in the following year. Mr. Cregg deferred $252,450, $170,150 and $161,875, of his 2024, 2023 and 2022 MICP, respectively.

54  PSEG 2025 Proxy Statement

Executive Compensation Tables – 2024 Summary Compensation Table

(4)

Includes the change in the actuarial present value of accumulated benefit under Pension Plans and Supplemental Executive Retirement Plans between calendar years 2024 and 2023, 2023 and 2022, and 2022 and 2021, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and other assumptions as discussed in Note 12 to the Consolidated Financial Statements included in our 2024 Form 10-K. The changes are as follows:

	LaRossa ($)	Cregg ($)	Hanemann ($)	Linde ($)	McFeaters ($)

2024	(27,000)	-	146,000	(79,000)	82,000

2023	611,000	410,000	405,000	400,000	70,000

2022	(1,986,000)	(677,000)	(454,000)	(935,000)	-

Any interest earned under the Deferred Compensation Plan at the prime rate plus 1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2024, 2023 or 2022.

(5)

For 2024, depending on the individual, includes perquisites and personal benefits which include (a) automobile, parking and related expenses, (b) physical examinations, (c) home security systems and services, (d) limited credit card annual fees, (e) limited personal entertainment, (f) limited airline club memberships and (g) charitable contributions. For automobiles, the pro-rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used or a stipend; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use. For all other items, actual expenses were used. No NEO received a perquisite in 2024 that exceeded the greater of $25,000 or 10% of the NEO’s total perquisite and personal benefit amount.

(6)	Includes the employer matching contribution to our 401(k) Plan at the same percentage generally available to all non-represented employees. For 2024, these amounts were:

	LaRossa	Cregg	Hanemann	Linde	McFeaters
	($)	($)	($)	($)	($)

401(k) Company Match	13,800	13,800	13,800	13,800	13,800

PSEG 2025 Proxy Statement  55

Executive Compensation Tables – 2024 Grants of Plan-Based Awards Table

2024 Grants of Plan-Based Awards Table

The following table provides information on plan-based awards made to our NEOs for 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name and Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Ralph A. LaRossa

MICP		908,280	1,816,560	3,633,120	-	-	-	-	-

PSUs	2/13/2024	-	-	-	1,143	91,412	182,824	-	5,950,007

RSUs	2/13/2024	-	-	-	-	-	-	43,553	2,550,028

Daniel J. Cregg

MICP		371,250	742,500	1,485,000	-	-	-	-	-

PSUs	2/13/2024	-	-	-	323	25,811	51,622	-	1,680,038

RSUs	2/13/2024							12,298	720,048

Kim C. Hanemann

MICP		329,375	658,750	1,317,500	-	-	-	-	-

PSUs	2/13/2024	-	-	-	242	19,358	38,716	-	1,260,012

RSUs	2/13/2024	-	-	-	-	-	-	9,223	540,007

Tamara L. Linde

MICP		313,395	626,790	1,253,580	-	-	-	-	-

PSUs	2/13/2024	-	-	-	242	19,358	38,716	-	1,260,012

RSUs	2/13/2024	-	-	-	-	-	-	9,223	540,007

Charles V. McFeaters

MICP		253,500	507,000	1,014,000	-	-	-	-	-

PSUs	2/13/2024	-	-	-	161	12,906	25,812	-	840,052

RSUs	2/13/2024	-	-	-	-	-	-	6,149	360,024

(1)	Relates to cash awards under the MICP and equity awards (PSUs and RSUs) made under the LTIP.
(2)

Represents possible payouts under MICP for 2024 performance. Threshold represents minimum amount payable, if earned. For payout factors, see the Executive Compensation section. The actual payouts on the awards were determined in February 2025 and paid thereafter, as reported in the 2024 Summary Compensation Table.

(3)	Represents LTIP award of PSUs described below. Threshold represents minimum amount payable, if earned. For additional information, see the Executive Compensation section.
(4)	Represents LTIP award of RSUs described below. For additional information, see the Executive Compensation section.
(5)

Represents the grant date fair value of the equity award. For a discussion of the assumptions made in valuation, see Note 18 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024.

56  PSEG 2025 Proxy Statement

E
xecuti
ve Compensation Tables –
Material Factors Concerning Awards Shown

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table
MICP
The plan-based awards for annual cash incentive compensation included in the 2024 Summary Compensation Table were paid in 2025 with respect to 2024 performance under the terms of the MICP. The range of possible awards for each NEO in relation to the NEO’s target award is set forth in the Grants of Plan-Based Awards Table. An explanation of the MICP and performance goals, measures and performance factors achieved are described under Executive Annual Cash Incentive in the Executive Compensation section.
LTIP
LTIP awards were made to NEOs in February 2024 in the form of RSUs and PSUs. The RSUs vest on a
3-year
graded vesting period starting from the grant date. The three-year performance period for the PSUs ends December 31, 2026, with payment, if any, made the following year. As explained in the Executive Compensation section, for retirement eligible employees, RSUs have a
3-year
graded vesting period starting from the grant date, unless retirement eligible when RSU will vest 1/12th per month over
1-year.
PSUs vest 1/36th per month over the three-year performance period. All of our NEOs are retirement eligible. The range of possible payouts for each NEO in relation to the NEO’s target award is set forth in the table above. Payments of awards granted in February 2022 will be made based on performance for the three-year period that ended on December 31, 2024. Further explanation of PSU payment determination is set forth under Executive Long-Term Incentive in the Executive Compensation section. For additional information about vesting, see Potential Payments Upon Termination of Employment or
Change-In-Control
No stock options have been granted since 2009 and as of December 31, 2024, no stock options are outstanding. No discounted options may be granted
and no repricings may be done without stockholder approval.

PSEG 2025 Proxy Statement

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2024 Table

Outstanding Equity Awards at Year-End December 31, 2024 Table

The following table lists all outstanding awards, consisting of PSUs and RSUs, as of December 31, 2024 for our NEOs.

Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(3)

Ralph A. LaRossa	7,487	632,563	92,260	7,795,086

Daniel J. Cregg	35,431	2,993,575	24,915	2,105,102

Kim C. Hanemann	1,585	133,955	18,457	1,559,420

Tamara L. Linde	1,585	133,955	18,824	1,590,454

Charles V. McFeaters	1,057	89,308	12,507	1,056,700

(1)

The vesting schedule for unvested RSUs is shown below. Dividend equivalents accrue on RSUs at the regular dividend rate and are paid in shares of common stock upon distribution. All NEOs are retirement eligible. The 2024 RSUs are 10/12ths vested as of December 31, 2024. The 2023 and 2022 RSUs are fully vested as of December 31, 2024. The 2024 RSU grants vest on a graded basis from the grant date and are fully vested after one year. The 2023 and 2022 RSU grants vest 1/12th each month in the year awarded. Mr. Cregg received a retention RSU grant in 2023 which vests on January 1, 2025. Amounts vested in 2024 are shown in the Option Exercises and Stock Vested During 2024 Table.

	RSU Vesting Schedule
	Grant Date	2025 (#)	2026 (#)	2027 (#)	Total (#)

Ralph A. LaRossa	2/13/2024	7,487	-	-	7,487

Daniel J. Cregg	4/17/2023	33,317	-	-	33,317

	2/13/2024	2,114	-	-	2,114

Kim C. Hanemann	2/13/2024	1,585	-	-	1,585

Tamara L. Linde	2/13/2024	1,585	-	-	1,585

Charles V. McFeaters	2/13/2024	1,057	-	-	1,057

(2)

PSUs in the table above are shown at target. PSUs awarded under the LTIP are earned based on a three-year performance period. Payment, if any, is made in the first quarter of the year following the end of the performance period. The vesting schedule below shows the number of unvested PSUs at target and maximum and includes accrued dividend equivalents. Each of the NEOs are retirement eligible. PSUs for retirement eligible NEOs vest 1/36th in their awards each month over the three-year performance period. The amounts shown for those individuals represent 12/36th of their 2023 awards that vest in 2025, 12/36th of their 2024 awards that vest in 2025 and 12/36th of their 2024 awards that vest in 2026. For further explanation of PSUs, see the Executive Compensation section.

58  PSEG 2025 Proxy Statement

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2024 Table

	PSU Vesting Schedule
	Grant Date	Target 2025 (#)	Maximum 2025 (#)	Target 2026 (#)	Maximum 2026 (#)	Target Total (#)(4)	Maximum Total (#)(4)

Ralph A. LaRossa	2/14/2023	29,405	58,810	-	-	29,405	58,810
	2/13/2024	31,428	62,856	31,428	62,856	62,856	125,712

						92,261	184,522

Daniel J. Cregg	2/14/2023	7,168	14,335	-	-	7,168	14,335
	2/13/2024	8,874	17,748	8,874	17,748	17,748	35,496

						24,915	49,831

Kim C. Hanneman	2/14/2023	5,146	10,292	-	-	5,146	10,292
	2/13/2024	6,655	13,311	6,655	13,311	13,311	26,621

						18,457	36,914

Tamara L. Linde	2/14/2023	5,513	11,027	-	-	5,513	11,027
	2/13/2024	6,655	13,311	6,655	13,311	13,311	26,621

						18,824	37,648

Charles V. McFeaters	2/14/2023	2,022	4,044	-	-	2,022	4,044
	5/22/2023	1,611	3,222	-	-	1,611	3,222
	2/13/2024	4,437	8,874	4,437	8,874	8,874	17,749

						12,507	25,014

(3)	Value of PSUs is shown at target, multiplied by the closing price on the NYSE on December 31, 2024 of $84.49.
(4)	Totals may not add due to rounding.

PSEG 2025 Proxy Statement  59

Executive Compensation Tables – Option Exercises and Stock Vested During 2024 Table

Option Exercises and Stock Vested During 2024 Table

The following table provides information, as noted, regarding the exercise of stock options by the NEOs in 2024 and the vesting during 2024 of RSUs and PSUs previously granted to the NEOs, under our LTIP.

	Stock Awards

Name	Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ralph A. LaRossa	PSU (1)(2)	147,441	11,948,648

	RSU (3)(4)	37,434	3,162,816

Daniel J. Cregg	PSU (1)(2)	33,117	2,683,765
	RSU (3)(4)	10,570	893,080

Kim C. Hanemann	PSU (1)(2)	23,272	1,885,956
	RSU (3)(4)	7,927	669,774

Tamara L. Linde	PSU (1)(2)	25,062	2,031,052
	RSU (4)(5)	7,927	669,774

Charles V. McFeaters	PSU (1)(2)	8,056	652,859
	RSU (3)(4)	5,285	446,540

(1)

The table above shows the total payout value distributed for each of the NEOs for the 2022 grants based on the results of the three-year performance period and our common stock price, as described further in the Executive Compensation section. Each NEO became retirement eligible in, or prior to, 2022. Under the LTIP, PSUs vest 1/36th per month of service for retirement eligible participants. We show below for each NEO the number of PSUs, including accrued dividend equivalents, at both target and maximum values, that vested in 2024 with respect to their 2023 and 2024 grants. No dollar values are shown for these payouts. Payouts, if any, are dependent on the actual results of the performance metrics and applicable stock prices for the respective performance periods. The number of PSUs, including dividend equivalents, earned, if any, will be determined at the conclusion of the applicable performance periods and reported in the relevant Proxy Statements.

	PSU Grant Date	Granted	Target Vested (#)	Maximum Vested (#)

Ralph A. LaRossa	2/14/2023	82,378	29,405	58,810
	2/13/2024	91,412	31,428	62,856

Daniel J. Cregg	2/14/2023	20,080	7,168	14,335
	2/13/2024	25,811	8,874	17,748

Kim C. Hanemann	2/14/2023	14,417	5,146	10,292
	2/13/2024	19,358	6,655	13,311

Tamara L. Linde	2/14/2023	15,446	5,513	11,027
	2/13/2024	19,358	6,655	13,311

Charles V. McFeaters	2/14/2023	5,664	2,022	4,044
	5/22/2023	4,554	1,611	3,222
	2/13/2024	12,906	4,437	8,874

(2)

Each of the NEOs had PSUs which vested on December 31, 2024, including accrued dividend equivalents, for the three-year performance period ended that day. The final awards shown in the table were made at 163% of target, as explained in the Executive Compensation section. PSUs earned and value realized reflects rounding. Shares are issued in 2025. Value realized reflects the value of the PSUs on February 28, 2025, the PSU value determination date, using the average of the high and low NYSE stock price of $81.04.

(3)	Represents RSUs that vested for NEOs, each of whom is retirement eligible, at the NYSE closing price of $84.49 on December 31, 2024.
(4)

RSUs that vested in 2022 and 2023 due to retirement eligibility were previously reported in our prior years’ Proxy Statements. RSUs that were granted in 2021 were distributed on January 1, 2024 in the following amounts, including accrued dividend equivalents: Mr. LaRossa: 13,799 shares, with a value of $840,341; Mr. Cregg: 10,062 shares, with a value of $612,756; Ms. Hanemann: 5,520 shares, with a value of $336,169; Ms. Linde: 7,474 shares, with a value of $455,171; and Mr. McFeaters: 2,444 shares, with a value of $148,860. Amounts include rounding.

60  PSEG 2025 Proxy Statement

Executive Compensation Tables – 2024 Pension Benefits Table

2024 Pension Benefits Table

The following table provides information on the actuarial present value of the NEOs’ accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)

Ralph A. LaRossa	Qualified Pension Plan II(1)	39.50	1,950,000
	Retirement Income Reinstatement Plan	39.50	4,863,000
	Supplemental Executive Retirement Plan	39.50	619,000

			7,432,000

Daniel J. Cregg	Qualified Pension Plan II(1)	33.17	1,653,000
	Retirement Income Reinstatement Plan	33.17	2,346,000

			3,999,000

Kim C. Hanemann	Qualified Pension Plan II(1)	38.51	1,852,000
	Retirement Income Reinstatement Plan	38.51	1,235,000

			3,087,000

Tamara L. Linde	Qualified Pension Plan II(1)	34.46	1,815,000
	Retirement Income Reinstatement Plan	34.46	2,322,000

			4,137,000

Charles V. McFeaters	Qualified Pension Plan II(1)	8.25	171,000
	Retirement Income Reinstatement Plan	8.25	166,000

			337,000

(1)

All NEOs, except Mr. McFeaters, participate in the Final Average Pay Component of the Pension Plan II, described below. Years shown reflect actual years of service. Mr. McFeaters participates in the Cash Balance Component of the Pension Plan II. Each NEO is retirement eligible.

(2)	Years shown reflect actual years of service.
(3)

Amounts shown represent the actuarial present value of accumulated benefit computed as of the same Pension Plans measurement date used for our financial statements for the year ended December 31, 2024, with the exception that no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 12 to the Consolidated Financial Statements included in our 2024 Form 10-K.

PSEG 2025 Proxy Statement  61

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Qualified and Non-Qualified Pension Plans

Substantially all employees are eligible to participate in the Pension Plans in either the (i) Final Average Pay Component, (ii) Cash Balance Component, or (iii) Represented Cash Balance Component. New hires and rehires, on or after July 1, 2019, participate in the Cash Balance Component or Represented Cash Balance Component, as applicable, of Pension Plan II.

Pension Plan II was amended effective January 1, 2025 to provide new hires with a retirement program choice between the “Core Contributions/401(k) Program” and the current program, “Cash Balance/401(k) Program.” Employees who elect the Cash Balance/401(k) Program participate in the Cash Balance Component of Pension Plan II and the current 401(k) Company Match formula of $0.50 of the first 7% for Union and $0.50 of the first 8% for non-represented employees. Employees in the Core Contributions/401(k) Program receive an enhanced 401(k) benefit under the Thrift or Savings Plans, which is 100% match up to 4% and a 4% core contribution.

Final Average Pay Component

The Final Average Pay Component covers non-represented employees hired prior to January 1, 1996 and represented employees hired prior to January 1, 1997 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC.

For non-represented participants, the accrued benefit is calculated under the 5-year final average formula as of December 31, 2011 and added to the 7-year final average pay formula beginning on January 1, 2012. The final average pay formula is as follows:

(i)	1.3% of the lesser of 5- or 7-year final average earnings or $24,600 times years of credited service not exceeding 35 years;

(ii)	1.5% of the amount by which 5- or 7-year final average earnings exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii)	1.5% of 5- or 7-year final average earnings times years of credited service in excess of 35 years.

For represented participants, the benefit is based on the 5-year final average formula.

An additional benefit equal to $4.00 per month (effective January 1, 2018, $5.00 per month for represented employees) for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Final Average Pay Component benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) may commence their Final Average Pay Component benefits on a reduced basis.

Cash Balance Component

The Cash Balance Component covers non-represented employees hired or rehired after December 31, 1995, subject to the retirement program election for new hires on and after January 1, 2025, and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for them. Participants are eligible for retirement under the Cash Balance Component upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Sum of Age and Service	Percentage of Compensation Credited (%)

<30	2.00

30-39	2.50

40-49	3.25

50-59	4.25

60-69	5.50

70-79	7.00

80-89	9.00

90+	12.00

62  PSEG 2025 Proxy Statement

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants are immediately fully vested in their Cash Balance Component benefit upon hire. Represented employees hired after December 31, 1996 are covered by the Represented Cash Balance Component and the benefits provided are the same as the benefits under the Cash Balance Component.

Reinstatement Plan

Certain management and highly compensated employees participate in a nonqualified retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the Pension Plans formula, but which cannot be paid from the Pension Plans as a result of the IRC mandated limits for qualified plans or the terms of the Pension Plans. The benefits payable under this plan mirror those of the Pension Plans described above except that the compensation considered in computing the benefit (i) is not limited by qualified plan limits, (ii) includes amounts deferred under the deferred compensation plan, (iii) includes amounts earned under the MICP (which is not considered under the Pension Plans), (iv) is limited to 150% of average base salary for the applicable five or seven years for Final Average Pay Component participants and is limited to 150% of base salary each year for Cash Balance Component participants and (v) is offset by any benefits received by the participant under the Pension Plans.

Supplemental Executive Retirement Income Plan (Supplemental Plan)

Certain employees receive supplemental limited retirement and death benefits in a nonqualified plan, the Supplemental Plan. In addition, prior to January 1, 2011, certain employees received additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. The benefit formula mirrors the Reinstatement Plan, except that additional years of service are used. Any benefit payable under the Supplemental Plan is offset by benefits payable under the Pension Plans and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive an additional limited benefit, which is a total target replacement income percentage equal to credited service for qualified Pension Plans calculation purposes, plus any applicable additional credited service, plus 30, to a maximum of 75%, of an average of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under the Reinstatement Plan. The limited benefit provides that the last five or seven years are used to determine final average earnings used in the calculation. The target replacement amount under the limited benefit portion of the Supplemental Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). There is also a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants are entitled to this benefit only upon (a) retirement under the terms of the component of the Pension Plans in which they participate or (b) death.

PSEG 2025 Proxy Statement  63

Executive Compensation Tables – 2024 Non-Qualified Deferred Compensation Table

2024 Non-Qualified Deferred Compensation Table

The following table provides information regarding compensation deferred by the NEOs under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2024) ($)(1)	Registrant Contributions in Last Fiscal Year (2024) ($)	Aggregate Earnings in Last Fiscal Year (2024) ($)(2)	Aggregate Withdrawals/ Distributions (2024) ($)	Aggregate Balance at Last Fiscal Year End (2024) ($)(1)

Ralph A. LaRossa	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	4,310,338	-	14,449,328

Daniel J. Cregg	Deferred Compensation Plan	460,287	-	194,415	481,211	2,777,981
	Equity Deferral Plan	-	-	-	-	-

Kim C. Hanemann	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

Tamara L. Linde	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

Charles V. McFeaters	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

(1)	Amounts shown include, pursuant to the Deferred Compensation Plan, 2024 deferred salary and MICP earned in 2024 and paid in 2025.
(2)	Reflects earnings and change in value of amount in each individual’s deferred compensation account.

Deferred Compensation

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the NEOs, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time a participant elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from the Deferred Compensation Plan account. For compensation deferred in 2011 and earlier years distribution may commence (a) on the 30th day after the date employment is terminated or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by them, but in any event no later than the later of (i) the January of the year following the year of the participant’s 70th birthday or (ii) the January following termination of employment. For NEOs and other specified employees, distribution of their accounts may not occur earlier than six months following the date of their termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five-year period or annual distributions over a ten-year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of a particular year’s deferrals (a) six months following termination of employment or (b) a specified number of years following termination of employment. Participants may elect to receive distribution of their deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to 15 years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

Participants may change their distribution elections as to future years’ deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the investment portfolio funds available to employees under our 401(k) plans (except the Company Stock Fund and the Fidelity Brokerage Link Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, in the percentages selected by the participant. Participants who fail to provide a designation of investment funds will accrue earnings on their accounts at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. Participants may change their investment elections on a daily basis.

64  PSEG 2025 Proxy Statement

Executive Compensation Tables – Deferred Compensation

Additionally, effective January 1, 2025, the plan provides that a select group of management and highly-compensated employees (including non-officers) who elect the Core Contribution/401(k) Program shall be eligible for Core Contributions equal to 4% of Eligible Compensation, as defined under the Deferred Compensation Plan.

For 2024, the one-year rates of returns as of December 31, 2024 for the funds offered as computed by the record-keeper of the Deferred Compensation Plan were as follows:

Rates of Return

Funds		Target Retirement Funds
Stable Value	2.55%	Target Retirement Income	6.61%

Diversified Bond	1.52%	Retirement Income & Growth	9.17%

Intermediate Duration Bond	3.20%	Target Retirement 2020	7.75%

Large Company Stock Index	24.97%	Target Retirement 2025	9.46%

Mid-Cap Index	15.22%	Target Retirement 2030	10.63%

International Developed Markets Index	3.21%	Target Retirement 2035	11.71%

Small-Cap Index	14.22%	Target Retirement 2040	12.81%

Money Market	5.19%	Target Retirement 2045	13.82%

Other		Target Retirement 2050	14.66%

Prime Plus 1/2%	5.5%	Target Retirement 2055	14.63%

		Target Retirement 2060	14.63%

		Target Retirement 2065	14.63%

		Target Retirement 2070	14.64%

Equity Deferral Plan

Participants in our Equity Deferral Plan may defer receipt of all or a portion of the shares of our common stock underlying future equity awards under the LTIP. Deferral elections must be made during an annual enrollment period prior to the date that services giving rise to the awards are performed. Deferral elections under the Equity Deferral Plan are irrevocable.

Individuals may make changes to their distribution elections provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Generally, at the time a participant elects to defer, the participant must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant or (b) upon termination of employment. For NEOs and other specified employees, distribution may not occur earlier than six months following the date of termination of employment. Participants will receive shares on the applicable distribution date. We hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares are reinvested in common stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

PSEG 2025 Proxy Statement  65

Potential Payments Upon Termination of Employment or Change-in-Control – Retirement Vesting

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

Retirement Vesting

As described elsewhere in this Proxy Statement, our retirement provisions related to equity provides that the RSUs vest 1/12th per month in the year awarded and PSUs vest 1/36th per month over the three-year performance period. Each of our NEOs are retirement eligible and are thus fully vested in their outstanding 2022 and 2023 RSU awards and 10/12ths vested in their 2024 RSU awards, with the exception of Mr. Cregg’s 2023 RSU retention award and are partially service-vested in their outstanding PSU awards (the number of PSU that ultimately vest will be based on actual performance).

Termination without Cause

Our Key Executive Severance Plan provides severance benefits to Mr. LaRossa, Mr. Cregg, Ms. Hanemann, Ms. Linde and Mr. McFeaters and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to restrictive covenants including confidentiality, non-competition and non-solicitation. Termination for cause includes certain violations of our performance, behavioral and value expectations for executives.

Also under the Key Executive Severance Plan, Mr. LaRossa, Mr. Cregg, Ms. Hanemann, Ms. Linde and Mr. McFeaters are entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event, they would be entitled to 1.0 times (2.0 times for Mr. LaRossa) their annual base salary plus their target bonus, as well as a prorated payment of their MICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

Assuming a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2024, each of the NEOs would have received the following payments and benefits:

	LaRossa	Cregg	Hanemann	Linde	McFeaters

Termination Without Cause	($)	($)	($)	($)	($)

Severance	6,324,320	1,567,500	1,433,750	1,364,190	1,183,000

Pro Rata Bonus (MICP)	1,816,560	742,500	658,750	626,790	507,000

Unvested Restricted Stock Units(1)	632,563	2,993,575	133,955	133,955	89,308

Performance Share Unit Payout(2)	-	-	-	-	-

Health/Welfare Benefits	21,015	12,092	32,558	31,984	24,259

Outplacement	25,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	8,822,458	5,343,667	2,287,013	2,184,919	1,831,567

Assuming a termination due to death or disability had occurred on December 31, 2024, each of the NEOs would have received the following payments and benefits:

	LaRossa	Cregg	Hanemann	Linde	McFeaters

Termination Upon Death or Disability	($)	($)	($)	($)	($)

Unvested Restricted Stock Units(1)	632,563	2,993,575	133,955	133,955	89,308

Performance Share Unit Payout(2)	-	-	-	-	-

Death Benefit Under Supplemental Plan(3)	2,018,400	-	-	-	-

Aggregate Payments	2,650,963	2,993,575	133,955	133,955	89,308

(1)

2022 and 2023 granted RSUs for all NEOs, each of whom are retirement eligible were vested at December 31, 2024, with the exception of the 2024 granted RSUs which were 10/12ths vested and Mr. Cregg’s 2023 RSU retention grant. The amounts shown above represent 2/12ths of the 2024 granted RSUs which are unvested as of December 31, 2024. Mr. Cregg’s 2023 RSU retention grant will vest upon termination without cause.

(2)	PSUs for NEOs who are retirement eligible pro rata vest at 1/36 per month based on actual performance.
(3)	Includes an additional death benefit under the Supplemental Plan equal to 1.5 times base salary.

66  PSEG 2025 Proxy Statement

Potential Payments Upon Termination of Employment or Change-in-Control – Change-in-Control

Change-In-Control

Under our Key Executive Severance Plan, if Mr. LaRossa, Mr. Cregg, Ms. Hanemann, Ms. Linde or Mr. McFeaters is terminated without cause or resigns for good reason within two years after a change-in-control, the individual will receive (1) a lump sum payment equal to the sum of the NEO’s salary and target incentive bonus, multiplied as follows: three times for Mr. LaRossa and two times for Mr. Cregg, Ms. Hanemann, Ms. Linde, and Mr. McFeaters, (2) a pro rata bonus based on the NEO’s target annual incentive compensation, (3) accelerated vesting of equity-based awards, except for PSUs, which vest pro rata, based on actual performance and assumed at target performance for the table below, (4) a lump sum payment equal to the actuarial equivalent of the NEO’s benefits under all of our retirement plans had they remained employed for an additional period beyond the date of termination (the additional period is three years for Mr. LaRossa and two years for Mr. Cregg, Ms. Hanemann, Ms. Linde, and Mr. McFeaters), less the actuarial equivalent of such benefits on the date of termination (reported in the table below titled as “Enhanced Retirement Benefit” for pension-related amounts, and titled as “Retiree Medical Increase” for retiree medical benefits, for all applicable NEOs), (5) continued welfare benefits for three years for Mr. LaRossa and two years for Mr. Cregg, Ms. Hanemann, Ms. Linde, and for Mr. McFeaters, (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 3.0 times the individual’s average W-2 compensation minus $1.00 for the period. Amounts above that limit are forfeited. Potential payments are shown in the Change-in-Control Termination Table.

Assuming a termination without cause or resignation with good reason had occurred on December 31, 2024 following a change-in-control, each of the NEOs would have received the following payments and benefits:

	LaRossa	Cregg	Hanemann	Linde	McFeaters

Change-in-Control Termination	($)	($)	($)	($)	($)

Severance	9,486,480	3,135,000	2,867,500	2,728,380	2,366,000

Pro Rata Bonus (MICP)	1,816,560	742,500	658,750	626,790	507,000

Unvested Restricted Stock Units(1)	632,563	2,993,575	133,955	133,955	89,308

Performance Share Unit Payout(2)	-	-	-	-	-

Enhanced Retirement Benefit	127,000	7,000	298,000	-	135,000

Retiree Medical Increase	-	-	-	-	-

Health/Welfare Benefits	74,323	26,939	77,622	76,084	56,038

Outplacement	25,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Parachute Payments Forfeited	(5,775,707)	-	(881,646)	-	(1,276,002)

Aggregate Payments	6,389,219	6,933,014	3,182,181	3,593,209	1,905,344

(1)

2022 and 2023 granted RSUs for all NEOs, each of whom are retirement eligible were vested at December 31, 2024, with the exception of the 2024 RSUs which were 10/12ths vested and Mr. Cregg’s 2023 RSU retention grant. The amounts shown above represents 2/12ths of the 2024 granted RSUs which are unvested as of December 31, 2024. Mr. Cregg’s 2023 RSU retention grant will vest upon a change in control.

(2)	PSUs for NEOs who are retirement eligible pro rata vest at 1/36 per month based on actual performance.

A NEO would not be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if the NEO voluntarily terminated employment (other than for good reason as described above under Termination Without Cause) or if employment was terminated for cause.

In the case of a NEO’s retirement or termination of employment on account of death or disability, the Key Executive Severance Plan provides that the NEO would be entitled to accrued pay through the date of termination and prorated payment of that NEO’s target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally mean the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•

There is a consummated merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the merger, continuing to represent at least 75% of the combined voting power of the securities of us or the surviving entity immediately after the merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table.

PSEG 2025 Proxy Statement  67

Pay Ratio

PAY RATIO

We have calculated the ratio of our CEO’s compensation to that of our median employee. In doing so, we reviewed a comparison of our CEO’s annual total compensation for 2024 to that of all other employees in 2024, using the same methodology and elements of compensation as we used in determining the total compensation shown for the CEO in the Summary Compensation Table that appears on page 54. The median employee was determined using internal payroll records of income reported on IRS Form W-2, which is a consistently applied compensation measure, as provided by the applicable SEC provisions. We believe that the pay ratio shown below is a reasonable estimate calculated in a manner consistent with those provisions. We note that our calculation does not include all elements of our employee compensation package, such as health insurance and other benefits generally applicable to all employees.

For 2024, for purposes of this pay ratio disclosure, the compensation of our median employee was $152,491 and the compensation paid to our CEO $12,367,961. The ratio of CEO compensation to median employee pay was approximately 81:1.

68  PSEG 2025 Proxy Statement

Pay Versus Performance

PAY VERSUS
PERFORMANCE
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between compensation of our CEO or Principal Executive Officer (PEO) and NEOs and certain financial performance measures of PSEG for the fiscal years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020. For further information on PSEG’s pay-for-performance
philosophy and how executive compensation aligns with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO #1 (1&2) ($)	Compensation Actually Paid to PEO #1 (1&3) ($)	Summary Compensation Table Total for PEO #2 (1&2) ($)	Compensation Actually Paid to PEO #2 (1&3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1&2) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1&3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return ($) (4)	Value of Initial Fixed $100 Investment based on Peer Group Total Shareholder Return ($) (4)	Net Income (Loss) ($ millions) (5)	Operating EPS (Non-GAAP) ($) (6)

2024	N/A	N/A	12,367,961	31,359,707	3,498,175	7,157,809	169.91	133.53	1,772	3.68

2023	N/A	N/A	11,778,863	12,972,702	3,578,301	3,490,761	119.14	115.43	2,563	3.48

2022	12,869,210	1,495,352	9,510,542	6,408,817	2,733,718	1,371,783	114.98	121.88	1,031	3.47

2021	14,208,674	16,757,115	-	-	3,834,217	4,311,559	121.14	119.44	(648)	3.65

2020	14,308,254	21,440,227	-	-	3,677,833	4,733,261	102.37	101.68	1,905	3.43

(1)	NEOs included in these columns reflect the following:

Year	PEO#1	PEO#2	Non-PEO NEOs

2024	N/A	Mr. LaRossa	Mr. Cregg, Ms. Linde, Ms. Hanemann, and Mr. McFeaters

2023	N/A	Mr. LaRossa	Mr. Cregg, Ms. Linde, Ms. Hanemann, and Mr. McFeaters

2022	Mr. Izzo	Mr. LaRossa	Mr. Cregg, Ms. Linde, Ms. Hanemann, and Mr. Carr

2021	Mr. Izzo	N/A	Mr. Cregg, Mr. LaRossa, Ms. Linde, and Mr. Daly

(2)	Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table for each applicable year.
(3)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables below. For PSUs with a relative TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP. The range of estimates used in the Monte Carlo calculations are as follows: (i) for 2024, volatility between
19.1%-19.3%
and risk-free rate between
4.1%-4.2%;
(ii) for 2023, volatility between
20%-22%
and risk-free rate between
4.1%-4.7%;
(iii) for 2022, volatility between
19%-41%
and risk-free rate of 0.1%; (iv) for 2021, volatility between
30%-32%
and risk-free rate between
0.4%-0.7%;
and (v) for 2020, volatility between
22%-24%
and risk-free rate between
4.3%-4.6%.
For PSUs with a ROIC metric, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For a discussion of the assumptions made in the valuation at grant, see Note 18 to the Consolidated Financial Statements included in our Form
10-K.
In calculating the ‘compensation actually paid’ amounts reflected in the columns below, the adjustments made to the pension benefit values were computed in accordance with U.S. GAAP. For each fiscal year reflected, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for each applicable fiscal year, computed in accordance with Item 402(v) of Regulation
S-K.

PSEG 2025 Proxy Statement

Pay Versus Performance

2024 ($)
Summary Compensation Table Total for PEO	12,367,961
Minus: Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(8,500,035)
Minus: Change in Pension Value	-
Plus: Pension Service Cost and Associated Prior Service Cost	231,332
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	11,414,760
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	5,232,447
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	2,825,682
Plus: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	6,078,318
Minus: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	-
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	1,709,242

Compensation Actually Paid for PEO	31,359,707

2024 ($)
Summary Compensation Table Total for NEOs (other than PEO)	3,498,175
Minus: Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(1,800,049)
Minus: Change in Pension Value	(57,000)
Plus: Pension Service Cost and Associated Prior Service Cost	115,853
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	2,417,339
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	1,138,527
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	598,360
Plus: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	912,101
Minus: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	-
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	334,503

Compensation Actually Paid for NEOs (other than PEO)	7,157,809

(4)
The Company’s TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The Peer Group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index (Dow Jones Utilities (DJU) Index), as disclosed in our 2024 Annual Report on Form
10-K
for fiscal year ended 2024 pursuant to Item 201(e) of Regulation
S-K.

(5)	Amounts reflect PSEG’s net income as reported in our audited financial statements for the applicable year.
(6)
While we use numerous financial and
non-financial
performance measures to evaluate performance under our compensation programs, non-GAAP
Operating EPS is the financial performance measure that, in PSEG’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs, for the most recently completed fiscal year, to Company performance.

  PSEG 2025 Proxy Statement

Pay Versus Performance –
Discussion and Analysis

Discussion and Analysis
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay versus Performance Table.
Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Cumulative TSR of Company and the Peer Group
The graph below illustrates the trend in “compensation actually paid” over the five years compared to our TSR performance, as well as TSR relative to the DJU Index. This illustrates that compensation decreased in 2021, and TSR performance increased. For 2022, compensation moved in alignment with our TSR performance, decreasing in 2022. In 2023 and 2024, compensation increased in alignment with our TSR performance. Our TSR performance was stronger than the DJU Index in 2020, 2021, 2023 and 2024.

Compensation Actually Paid
vs. TSR Performance
Compensation Actually Paid (000's)
Total Shareholder Return ($100 Investment)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$21,440
$16,757
$102.37
$101.68
$4,733
$121.14
$119.44
$4,312
$121.88
$6,409
$114.98
$1,495
$1,372
$12,973
$119.14
$115.43
$3,491
$31,360
$169.91
$133.53
$7,158
2020
2021
2022
2023
2024
PEO #2 Pay
PEO #1 Pay
Average NEO Pay
Company TSR
Peer Group TSR

PSEG 2025 Proxy Statement

Pay Versus Performance –
Discussion and Analysis

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income (Loss)
The graph below illustrates the trend in “compensation actually paid” over the five years to our GAAP Net Income (Loss). This illustrates that in 2021, compensation moved in alignment with net income, decreasing in 2021. For 2022, compensation decreased and net income increased. For 2023, both compensation and net income increased. In 2024, compensation increased and net income decreased. See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP
Operating Earnings.

Compensation Actually Paid
vs. Net Income (Loss)
Compensation Actually Paid (000's)
GAAP Net Income (Loss) ($M)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
2020
2021
2022
2023
2024
$21,440
$1,905
$4,733
$16,757
$4,312
($648)
$1,031
$6,409
$1,495
$1,372
$2,563
$12,973
$3,491
$31,360
$1,772
$7,158
PEO #2 Pay
PEO #1 Pay
Average NEO Pay
Net Income (Loss)

  PSEG 2025 Proxy Statement

Pay Versus Performance –
Discussion and Analysis

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs.
Non-GAAP
Operating EPS
The graph below illustrates the trend in “compensation actually paid” over the five years to our Operating EPS
(non-GAAP).
This illustrates that in 2021 compensation decreased and Operating EPS increased. For 2022, compensation moved in alignment with Operating EPS, decreasing in 2022. In 2023 and 2024, our compensation increased in alignment with Operating EPS. See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP
Operating Earnings.

Compensation Actually Paid
vs. Operating EPS (non-GAAP)
Compensation Actually Paid (000's)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Operating EPS (non-GAAP$)
$4.40
$4.20
$4.00
$3.80
$3.60
$3.40
$3.20
$3.00
$21,440
$4,733
$3.43
$16,757
$4,312
$3.65
$6,409
$1,495
$1,372
$3.47
$12,973
$3,491
$3.48
$31,360
$7,158
$3.68
2020
2021
2022
2023
2024
PEO #2 Pay
PEO #1 Pay
Average NEO Pay
Operating EPS (non-GAAP)

Most Important Company Performance Measures for Determining Executive Compensation
As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2024 performance year. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures

Operating Earnings Per Share (non-GAAP)

Relative Total Shareholder Return

Return on Invested Capital

Earnings Per Share Growth

ESG Index

PSEG 2025 Proxy Statement

Management Proposal

PROPOSAL 3	MANAGEMENT PROPOSAL TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

There will be presented at the Annual Meeting three management proposals to approve amendments to PSEG’s Certificate of Incorporation, as amended, and By-Laws to eliminate provisions currently requiring a supermajority vote for certain actions. These amendments are described in Proposals 3(a), 3(b) and 3(c) below (Proposed Amendments).

A shareholder proposal was submitted on this topic at the Annual Meeting of Stockholders in 2013, and a management proposal was submitted on the topic at the Annual Meeting of Stockholders in 2014, 2023 and 2024. The 2013 shareholder proposal received the support of a majority of the votes cast. Each of the 2014, 2023 and 2024 management proposals received strong support from 98% of the shareholder votes cast, but did not receive the requisite supermajority support of 80% of outstanding shares.

After considering the advantages and disadvantages of supermajority voting requirements, shareholder support for our proposals to eliminate these provisions, and feedback we have received from our shareholders on this topic, the Board has determined that, subject to the requisite approval of our shareholders, it is appropriate to again attempt to remove these provisions from our governance documents and replace them with a majority of the shares outstanding vote standard. The Board’s ability to do so is governed by the laws of the State of New Jersey, where we are incorporated, and our Certificate of Incorporation and By-Laws.

In prior years, we have taken meaningful action to encourage a strong shareholder turnout, including engaging third-party proxy solicitors. This year, we have again engaged a leading third-party proxy solicitor to assist with shareholder turnout.

Currently, our Certificate of Incorporation and By-Laws require the affirmative vote of shares representing 80% of our outstanding Common Stock for the following matters: (i) certain mergers and other business combinations; (ii) the removal of a director without cause; (iii) certain amendments to the By-Laws; and (iv) certain amendments to the Certificate of Incorporation, including to amend, or adopt a provision inconsistent with, a provision relating to the matters described in the foregoing items (i)-(iii).

Below is a summary of the recommended material terms and revisions. The actual text of the Proposed Amendments to the Certificate of Incorporation and By-Laws are set forth respectively in Appendices B and C to this Proxy Statement, marked with deletions indicated by strike-outs and additions indicated by underlining. Approval of any one of the three proposals with respect to the Proposed Amendments is not conditioned upon approval of any of the other proposals. Under the provisions of our Certificate of Incorporation and By-Laws as now in effect, the affirmative vote of at least 80% of the outstanding shares of our Common Stock is required for the approval of each of the Proposed Amendments set forth in these proposals. Any shares that are not voted (whether by abstention or otherwise) on any such proposal will have the effect of a vote against the proposal.

Proposal 3(a)

Approval of Amendments to Article 7 of our Certificate of Incorporation to Eliminate the Supermajority Voting Requirements for Certain Business Combinations and Change Provisions Applicable to Certain Business Combinations

Article 7, Section 1 of our Certificate of Incorporation currently requires the approval of 80% of shares of our Common Stock outstanding for certain mergers and other business combinations. This provision would be revised to require a majority vote of shares of our Common Stock outstanding for such transactions.

Article 7, Section 7 of our Certificate of Incorporation, which currently requires the affirmative vote of 80% of shares of our Common Stock outstanding in order to make certain amendments to or to adopt certain provisions or take certain actions inconsistent with Article 7 would be revised to require a majority vote of shares of our Common Stock outstanding to make such revisions and take such actions.

Approval of this proposal requires the affirmative vote of at least 80% of shares of our Common Stock outstanding. If approved, the Board will take the next steps required to implement these proposed amendments.

Proposal 3(b)

Approval of Amendments to Article 8 of our Certificate of Incorporation and Article I, Section 1(d) of our By-Laws to Eliminate the Supermajority Voting Requirements to Remove a Director Without Cause and Change Provisions Applicable to Board-Related Matters

Article 8, Section 4 of our Certificate of Incorporation and Article I, Section 1(d) of our By-Laws each currently requires the affirmative vote of 80% of shares outstanding in order to remove a director from office without cause. Each respective provision would be revised to require a majority vote of shares outstanding to remove a director without cause.

74  PSEG 2025 Proxy Statement

Management Proposal

Article 8, Section 5 of our Certificate of Incorporation currently requires the affirmative vote of 80% of shares outstanding in order to make certain amendments to or adopt any provisions inconsistent with Article 8. This provision would be revised to require a majority vote of shares outstanding to make certain amendments and to adopt provisions inconsistent with Article 8.

Approval of this proposal requires the affirmative vote of at least 80% of shares of our Common Stock outstanding. If approved, the Board will take the next steps required to implement these proposed amendments.

Proposal 3(c)

Approval of Amendment to Article 9 of our Certificate of Incorporation to Eliminate the Supermajority Voting Requirement to Make Certain Amendments to our By-Laws and Change Provisions Applicable to By-Law Amendments

Article 9 of our Certificate of Incorporation currently requires the approval of 80% of shares outstanding in order to make certain amendments to our By-Laws or to make certain amendments to or adopt any provisions inconsistent with Article 9. This provision would be revised to require a majority vote of shares outstanding to make certain amendments to our By-Laws or to make certain amendments and to adopt any provisions inconsistent with Article 9.

Approval of this proposal requires the affirmative vote of at least 80% of shares of our Common Stock outstanding. If approved, the Board will take the next steps required to implement the proposed amendment.

The full text of the proposed restated Certificate of Incorporation is set forth in Appendix D to this Proxy Statement.

Vote required: The affirmative vote of at least 80% of shares of our Common Stock outstanding is required to approve each of Proposals 3(a), 3(b) and 3(c). Abstentions and broker non-votes will be treated as votes against each of Proposals 3(a), 3(b) and 3(c).

 THE BOARD RECOMMENDS A VOTE FOR EACH OF PROPOSALS 3(a), 3(b) AND 3(c).

PSEG 2025 Proxy Statement  75

Ratification of Auditor

PROPOSAL 4	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) of Morristown, New Jersey, as the independent auditor for the fiscal year ending December 31, 2025, because it believes that doing so is in the best interests of the Company and its stockholders. The responsibilities of the independent auditor include auditing our financial statements and our internal controls over our financial reporting. Deloitte (or its predecessors) has performed the annual audit of the books of account of PSEG (and its predecessors) since 1934. PSEG derives many benefits from the long-term relationship, including:

•	Enhanced audit quality due to a deep understanding of our business, accounting policy and practices and internal controls; and

•	Efficient fee structures due to experience and a familiarity with our Company and industry.

As recommended by the Board, we ask you to ratify this appointment.

A representative(s) of Deloitte plans to attend the 2025 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote required: The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions will have no effect on the outcome of this proposal. Brokers will have discretionary authority to cast votes for shares for which no instruction is given.

 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

76  PSEG 2025 Proxy Statement

Ratification of Auditor – Oversight of the Independent Auditor

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Audit Committee is solely responsible for the appointment, termination, compensation and oversight of the work of PSEG’s independent registered public accounting firm, Deloitte. The Audit Committee also annually reviews Deloitte’s independence, performance, the selection of the lead engagement partner and reports on Deloitte’s performance by the Public Company Accounting Oversight Board and peer reviewers. Under applicable accounting requirements, there is a mandatory rotation of the lead engagement partner every five years. The current lead engagement partner was appointed in 2023. The Audit Committee discusses the audit with the independent auditor and any issues encountered. Additional information about the Audit Committee’s responsibilities appears in the section on the Audit Committee on page 22.

Pre-Approval of Services

In accordance with its charter, the Audit Committee annually pre-approves all audit and non-audit services to be provided by our independent auditor subject to predetermined limits set for each category of service. The annual pre-approval of services and predetermined limits are documented in an Audit Committee resolution.

During the year, circumstances may arise when it becomes necessary to engage the independent auditor for additional services. For those instances, the Chair of the Audit Committee has been authorized to approve fees and services in excess of those authorized in the resolution. The Chair is required to report any such authorizations to the Audit Committee at its next meeting.

Fees Billed by Deloitte for 2024 and 2023

The table below shows the fees paid to Deloitte during or in connection with 2024 and 2023. All fees billed by and paid to Deloitte were negotiated by management under the direction of our CFO with the oversight and approval of the Audit Committee.

	Years ended December 31
	2024	2023
Description of Professional Services	(millions)

Audit Fees - The audit fees were incurred for audits of our annual consolidated financial statements and those of our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.	$8.0	$7.3

Audit Related Fees - The audit-related fees primarily related to performing certain attest services.	-	0.2

Tax Fees - The tax fees relate to tax compliance and tax advice for preparation of various state and foreign corporate returns and assistance with filing tax refund claims.	0.9	0.5

All Other Fees - Nonrecurring fees related to advisory benchmarking support.	-	-

PSEG 2025 Proxy Statement  77

Ratification of Auditor – Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of PSEG’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of PSEG’s internal audit function and independent auditor and PSEG’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see the Audit Committee on page 22 and our Audit Committee Charter, which is posted on our website at: corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

It is not the duty of the Audit Committee to prepare PSEG’s financial statements, to plan or conduct audits or to determine that PSEG’s financial statements are complete and accurate and are in accordance with GAAP in the United States. PSEG’s management is responsible for preparing PSEG’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of PSEG in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed PSEG’s audited financial statements with management and with Deloitte and Touche LLP (Deloitte), PSEG’s independent registered public accounting firm for 2024.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in PSEG’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee:

Barry H. Ostrowsky, Chair

Willie A. Deese

Scott G. Stephenson

Laura A. Sugg

Kenneth Y. Tanji

February 10, 2025

78  PSEG 2025 Proxy Statement

Annual Meeting, Voting and Procedures

VOTING	ANNUAL MEETING, VOTING AND PROCEDURES

Proxy Statement

This Proxy Statement is provided by us on behalf of the Board. A proxy is a person you have legally designated to vote the stock you own. We are asking you to designate as proxies the individuals named by us on the proxy card, voting instruction form or electronic instruction associated with this Proxy Statement to vote at the 2025 Annual Meeting of Stockholders scheduled to be held on April 22, 2025 and at all adjournments or postponements of that meeting. For instructions on how to vote, please see the Notice, the Proxy Card, or the Voting of Shares section below.

The mailing address of our principal executive offices is 80 Park Plaza, Newark, NJ 07102, telephone (973) 430-7000. Our Internet website is corporate.pseg.com.

Annual Report on Form 10-K

Our 2024 Annual Report on Form 10-K is available on our website at investor.pseg.com/financial-information/sec-filings. If you received a physical copy in the mail and would like to request copies of the Form 10-K exhibits, you can do so by writing to: Vice President—Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102.

Delivery of Documents

This year again we are delivering proxy materials to many shareholders via the Internet under the SEC rule for “Notice and Access.” We believe that this process provides you with a convenient way to access the proxy materials and to authorize a proxy to vote your shares, while allowing us to conserve natural resources, and saving us the cost of producing and mailing documents and reducing the amount of mail you receive. Using this method of delivery, on or about March 13, 2025, we mailed a Notice that contains basic information about our 2025 Annual Meeting of Stockholders and instructions on how to view all proxy materials, and vote electronically, on the Internet.

One Copy per Household

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple stockholders who reside at the same address may receive one copy of our Notice or a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure saves natural resources and reduces printing costs and postage fees. If you share an address with another stockholder and if you received a householding mailing this year, you may request additional copies of our Notice or proxy materials be delivered to you by writing to the above address or contacting us at (973) 430-6163.

Electronic Delivery

If you received paper copies of this year’s Proxy Statement and our 2024 Annual Report on Form 10-K by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the Internet. By opting to access your proxy materials via the Internet, you will help preserve environmental resources, gain faster access to your proxy materials, save us the cost of producing and mailing documents to you, and reduce the amount of mail you receive.

If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery.

If you receive our future Proxy Statements and Annual Reports electronically, you will receive annually an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card unless specifically requested by you.

PSEG 2025 Proxy Statement  79

Annual Meeting, Voting and Procedures

Stockholder Engagement and Communications with the Board

You, as a stockholder, and other interested parties, have a variety of channels for expressing your views to the Board:

You may communicate directly with the Board, including the Lead Independent Director and other Independent Directors, by writing to:

Justin B. Incardone, Secretary

Public Service Enterprise Group Incorporated

80 Park Plaza, T4B, Newark, NJ 07102

Please indicate who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Independent Director and to the Chair of the Board committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon request.

•	Voting for Directors – you have the opportunity to vote for the election of all of our Directors on an annual basis.

•	Say-On-Pay – you have the opportunity to cast an advisory vote each year on our executive compensation programs.

•	Director Nominations – you have the opportunity to recommend nominees for election to the Board in accordance with our By-Laws.

•	Shareholder Proposals – you may submit proposals intended for inclusion in our Proxy Statement, in accordance with SEC rules and our By-Laws.

•	Proxy Access – subject to the applicable criteria, stockholders may nominate and include in our Proxy Statement Director candidates.

•	Engagement – we dialogue with a variety of our stockholders throughout the year, including at meetings of our major stockholders and investor conferences.

Stockholder Proposals and Proxy Access

The Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. The Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or other sources. Our By-Laws require that stockholder proposals and Director nominations must be delivered to the Company’s Secretary at least 90 days in advance of an Annual Meeting of Stockholders. With respect to stockholder proposals and Director nominations made at a special meeting of stockholders, advance notice must be delivered to the Company’s Secretary no later than the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. The Chair of the meeting may refuse to acknowledge the proposal or Director nomination not made in compliance with the advance notice procedure contained in our By-Laws.

In order for a stockholder’s proposed nominee to be included in the Company’s Proxy Statement pursuant to the proxy access provisions of our By-Laws, the proposal must be received by the Company’s Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of the Company’s Proxy Statement in the prior year. The proxy access provisions of our By-Laws permit an eligible stockholder (or a group of no more than 20 eligible stockholders) owning 3% or more of the Company’s common stock continuously for at least three years to nominate Director candidates representing up to 25% of the Board, and, upon the eligible stockholder’s satisfaction of certain conditions as outlined in our By-Laws, require us to include the proposed nominees in our Proxy Statement and proxy card for the Annual Meeting of Stockholders. These proxy access provisions were adopted by the Board in 2015. In its consideration of proxy access, the Board engaged with a number of our significant stockholders and reviewed the published positions of other significant stockholders. Following these outreach efforts, the Board amended our By-Laws in order to provide meaningful proxy access rights to stockholders who are representative of the long-term interests of our Company.

In December 2022, the Board adopted an amendment to the By-Laws to add a customary advance notice provision for stockholder proposals (other than for Director nominations). In addition, in February 2023, in response to increased stockholder interest, the Board adopted an amendment to the By-Laws to reduce the threshold needed to call a special meeting of the stockholders from a majority of holders entitled to cast votes to 25% of holders entitled to cast votes. In its consideration of the above-mentioned amendments, the Board reviewed governance best practices of publicly traded companies and specifically of companies in our peer group and determined that it is in the best interest of the Company and its stockholders to update these provisions and align with market standard practices.

Each proposal or nomination discussed above must be submitted in writing to Justin B. Incardone, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. Proposals and nominations must be made in compliance with the procedures and requirements set forth in our By-Laws and, for nominations, accompanied by the written consent of the nominee to serve if nominated and elected and by biographical material and the applicable requirements of the SEC to permit evaluation of the recommended nominee.

80  PSEG 2025 Proxy Statement

Annual Meeting, Voting and Procedures

Annual Meeting

This year we will be holding our Annual Meeting of Stockholders virtually and no physical location will be available.

Attendance

Our Annual Meeting will be held virtually on April 22, 2025 at 1:00 p.m. Eastern Time.

•

You have the right to attend virtually the Annual Meeting of Stockholders if you are a stockholder of record, beneficial owner whose shares are held of record by a bank, a broker or a participant in one of the plans noted below.

•	If you plan to attend the virtual Annual Meeting of Stockholders, you will need to register in advance at www.virtualshareholdermeeting.com/PEG2025

The meeting webcast will begin promptly at 1:00 p.m., Eastern Time, on Tuesday, April 22, 2025 and online access to the webcast will open approximately 15 minutes prior to the start of the 2025 Annual Meeting. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/PEG2025.

Holders of record of the 498,561,467 shares of common stock outstanding on February 21, 2025, will have one vote per share. A quorum will consist of the holders of common stock entitled to cast a majority of the votes at the Annual Meeting of Stockholders, present at the virtual meeting or represented by proxy. All cast votes will be counted. Abstentions and broker non-votes will not be counted other than for the purpose of establishing a quorum. All votes will be tabulated by an independent inspector of elections.

Election of Directors under Proposal 1 is subject to our majority vote requirement described below. The Advisory Vote on the Approval of Executive Compensation in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. The approval of each of the amendments to our Certificate of Incorporation and By-Laws set forth in Proposals 3(a), 3(b) and 3(c) must receive a favorable vote of at least 80% of the outstanding shares eligible to vote to be approved. The affirmative vote of a majority of the votes cast is needed for Ratification of the Appointment of Independent Auditor under Proposal 4.

If you wish to submit a question prior to the meeting, you may do so by logging into www.proxyvote.com, entering your control number and following the instructions provided. If you would like to ask a question during the meeting, you may do so after logging into the meeting at www.virtualshareholdermeeting.com/PEG2025, as described above, and typing your question in the “Ask a Question” field. A recording of the Annual Meeting of Stockholders will be available online at www.pseg.com/annualmeeting within a few days of the meeting’s conclusion, which will include the meeting’s question and answer session.

We will try to answer all appropriate stockholder questions, subject to time constraints. We reserve the right to edit inappropriate language and exclude questions that are related to personal matters, not pertinent to the business of the Company or meeting matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. For more information, see our annual meeting rules of conduct at www.proxyvote.com.

Majority Voting for Election of Directors

Our By-Laws provide that in an uncontested election, each Director shall be elected by a majority of the votes cast with respect to the Director. A majority of votes cast means that the number of shares cast for a Director’s election exceeds the number of votes cast against that Director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in the Corporate Governance Principles, the Board has adopted a policy whereby any incumbent Director receiving a majority vote against must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a Director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted for that Director does not exceed the number of shares voted against that Director. If an incumbent Director fails to receive the required majority vote, the Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Governance Committee.

PSEG 2025 Proxy Statement  81

Annual Meeting, Voting and Procedures

Failure to Receive a Majority Vote

Under our Corporate Governance Principles, a Director who fails to receive a majority vote in an uncontested election shall not participate in the recommendation of the Governance Committee or the determination of the Board with respect to the Director’s resignation letter or that of any other Director in regard to that year’s Annual Meeting election. The Director may, however, participate in other matters of the Board and its various committees to the fullest extent to which the Director would otherwise be permitted in accordance with applicable law and the Corporate Governance Principles.

•	If a majority of the Governance Committee fails to receive a majority vote, then the remaining Independent Directors will determine whether to accept one or more of the applicable resignations.

•

If three or fewer Independent Directors do not receive a majority vote in the same election, then all Independent Directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that Directors may not vote to accept or reject their own resignation offers).

In evaluating tendered resignations, the Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to: the stated reason(s) for the against vote; the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation; the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise; the qualifications of the Director and the Director’s past and anticipated future contributions to us.

The Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to accepting or rejecting of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

Following the Board’s determination, we will publicly disclose the decision and, as applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

Voting of Shares

Stockholders of Record

Every vote is important. We urge you to vote whether or not you plan to attend the virtual 2025 Annual Meeting of Stockholders. You may vote your proxy using the toll-free telephone number (800) 690-6903 or via the Internet at www.proxyvote.com. If you received a proxy card, then you may vote by marking, signing, dating and returning the paper proxy card mailed to you as part of your proxy materials. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically or electronically.

Shares Held in Plans

Enterprise Direct: The proxy card or Notice includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan). If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of the plan will vote those shares in accordance with the recommendations of the Board.

PSEG Employee Stock Purchase Plan (ESPP): If you are a participant in the ESPP, you will receive a separate voting instruction form from the administrator of the plan. If no instructions are received from you with respect to any shares held in the ESPP, the administrator of the plan may vote those shares in accordance with the recommendations of the Board for routine proposals only, such as ratification of the independent auditor, but will not vote those shares on non-routine matters.

PSEG Employee Benefit Plans: If you are a participant in the Thrift and Tax-Deferred Savings Plan or the Employee Savings Plan of PSEG (PSEG Savings Plans) or either of the two Incentive Thrift Plans (Incentive Thrift Plans) of Long Island Electric Utility Servco LLC, a subsidiary of PSEG Long Island, you will receive a separate proxy card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of common stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received with respect to the PSEG Savings Plans, the shares will not be voted. If no instructions are received with respect to the Incentive Thrift Plans, the respective trustee will vote your shares in the same proportion as those shares as to which it receives instructions from other participants in the plan in which you participate.

Shares Held by Banks or Brokers

If your shares are held in the name of a bank or broker, you should follow the voting directions on the instruction form received from your bank or broker. For such shares, the availability of telephone or Internet voting will depend on the processes of your bank or broker. If your shares are held through a broker and you give the broker instructions, your shares will be voted as you direct. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority

82  PSEG 2025 Proxy Statement

Annual Meeting, Voting and Procedures

to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to use their discretionary voting authority under NYSE rules to vote your shares on Proposal 4: Ratification of the Appointment of Independent Auditor. However, the broker will not be able to vote on those matters for which specific authorization is required under NYSE rules, such as to vote on the election of directors, the advisory approval of executive compensation, or the management proposals without instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on these matters.

Revoking a Proxy

You may revoke a proxy given in the form of the card that accompanies this Proxy Statement or a vote made telephonically or electronically. Attending the virtual Annual Meeting will not revoke a proxy you have given unless you file a written notice of revocation with the Secretary of PSEG prior to the voting of the proxies at the virtual Annual Meeting or you vote the shares subject to the proxy by written ballot. The Secretary’s mailing address is: Justin B. Incardone, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102.

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our Directors, officers and employees, none of whom will be directly compensated for these services, in person or by telephone, electronically or by facsimile. We have also retained Alliance Advisors to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain individual holders. The anticipated cost of these services to us is approximately $23,000 plus reimbursement of expenses.

Date for Submission of Stockholder Proposals for 2026 Annual Meeting

In accordance with SEC rules, stockholders may submit proposals intended for inclusion in the Proxy Statement in connection with our 2026 Annual Meeting of Stockholders. Proposals should be sent to: Justin B. Incardone, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102 and must be received by November 7, 2025.

Proxy Voting Authority

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote their proxies in accordance with their best judgment. As of the date of this definitive Proxy Statement, the Board and management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

If we were not notified by January 22, 2025, of any proposal intended to be presented for consideration at the 2025 Annual Meeting of Stockholders, then the persons named by us shall have discretionary voting authority with respect to such proposal if presented at that Annual Meeting.

The named proxies may vote at their discretion for any replacement nominee if any nominee named in this Proxy Statement withdraws, resigns or otherwise does not stand for election.

Voting Tabulation Results

Proxies and ballots will be received and tabulated by an independent inspector of elections. We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting. After it is filed, the Form 8-K will be available on our website at investor.pseg.com/sec-filings and on the SEC’s website at www.sec.gov.

PSEG 2025 Proxy Statement  83

Appendix A: Reconciliations

APPENDIX A

For a comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our 2024 Annual Report on Form 10-K for the year ended December 31, 2024, which can be found on our website investor.pseg.com/sec-filings and on the SEC’s website, www.sec.gov. A copy of our Form 10-K has been provided to each person solicited by means of this Proxy Statement.

Operating Earnings (Non-GAAP) Reconciliations

Public Service Enterprise Group Incorporated
	Year Ended December 31
	2024	2023	2022	2021	2020
Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$1,772	$2,563	$1,031	$(648)	$1,905

(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(137)	(184)	270	(178)	(231)

(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	210	(1,334)	635	620	81

Pension Settlement Charges, pre-tax	-	338	-	-	-

Exit Incentive Program (EIP) pre-tax	-	29	-	-	-

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	-	31	2,940	(122)

Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax	-	-	-	-	2

Lease Related Activity, pre-tax	(4)	7	78	10	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(2)	323	(306)	(891)	106

Operating Earnings (non-GAAP)	$1,839	$1,742	$1,739	$1,853	$1,741

Fully Diluted Average Shares Outstanding (in millions)(d)	500	500	501	504	507

	($ Per Share Impact–Diluted, Unaudited)

Net Income (Loss)	$3.54	$5.13	$2.06	$(1.29)	$3.76

(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.27)	(0.37)	0.54	(0.35)	(0.46)

(Gain) Loss on MTM, pre-tax(a)	0.42	(2.67)	1.27	1.23	0.16

Pension Settlement Charges, pre-tax	-	0.68	-	-	-

EIP pre-tax	-	0.06	-	-	-

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	-	0.06	5.83	(0.24)

Lease Related Activity, pre-tax	(0.01)	0.01	0.15	0.02	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	-	0.64	(0.61)	(1.77)	0.21

Share Differential(d)	-	-	-	(0.02)	-

Operating Earnings (non-GAAP)	$3.68	$3.48	$3.47	$3.65	$3.43

(a)	Includes the financial impact from positions with forward delivery months.

(b)

2022 includes the results for fossil generation sold in February 2022. 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021, and lease related activity.

(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021, as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year ended December 31, 2021 results to reconcile the two EPS calculations.

A-1  PSEG 2025 Proxy Statement

Appendix A: Reconciliations

PSEG Power & Other

	Year Ended December 31

	2024	2023	2022	2021	2020
Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$225	$1,048	$(534)	$(2,094)	$578

(Gain) Loss on NDT Fund Related Activity, pre-tax	(137)	(184)	270	(178)	(231)

(Gain) Loss on MTM, pre-tax(a)	210	(1,334)	635	620	81

Pension Settlement Charges, pre-tax	-	334	-	-	-

EIP, pre-tax	-	10	-	-	-

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	-	31	2,940	(122)

Oil LOCOM adjustment, pre-tax	-	-	-	-	2

Lease Related Activity, pre-tax	(4)	7	78	10	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling(c)	(2)	329	(306)	(891)	106

Operating Earnings (non-GAAP)	$292	$210	$174	$407	$414

(a)	Includes the financial impact from positions with forward delivery months.

(b)

2022 includes the results for fossil generation sold in February 22. 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source in 2021 and lease related activity.

PSE&G

	Year Ended December 31

	2024	2023	2022	2021	2020
Reconciling Items	($ millions, Unaudited)

Net Income	$1,547	$1,515	$1,565	$1,446	$1,327

EIP, pre-tax	-	19	-	-	-

Pension Settlement Charges, pre-tax	-	4	-	-	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(a)	-	(6)	-	-	-

Operating Earnings (non-GAAP)	$1,547	$1,532	$1,565	$1,446	$1,327

(a)	Income tax effect calculated at the statutory rate.

Management uses Operating Earnings in addition to its Net Income (Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differ from Net Income (Loss). Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income (Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in the tables above may not be comparable to similarly titled measures used by other companies.

PSEG 2025 Proxy Statement  A-2

Appendix B: Proposed Amendments to Certificate of Incorporation

APPENDIX B

PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Proposed Amendments to Public Service Enterprise Group Incorporated’s Amended Certificate of Incorporation to Eliminate Supermajority Voting Requirements

Sections 1, 2 and 7 of Article 7 CERTAIN BUSINESS COMBINATIONS of the Certificate of Incorporation of this corporation, as amended to date, are amended to read as follows:

SECTION 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law and except as otherwise expressly provided in Section 2 of this Article 7:

(a) any merger or consolidation of the corporation or any Subsidiary (hereinafter defined) with (i) any Interested Shareholder (hereinafter defined) or (ii) any other corporations (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (hereinafter defined) of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (hereinafter defined) of $25,000,000 or more; or

(c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), recapitalization of the corporation, any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require prior approval by the affirmative vote of ~~80%~~ a majority of the votes which the holders of the then outstanding shares of capital stock of the corporation are entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class (each share of the Voting Stock having a number of votes duly fixed by the Board of Directors pursuant to Article 3 of the Certificate of Incorporation or provided by the By-Laws). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term “Business Combination” as used in this Article 7 shall mean any transaction which is referred to in any one or more of paragraphs (a) through (e) of this Section 1.

SECTION 2. Exceptions to ~~80%~~ Vote Required By Section 1. The provisions of Section 1 of this Article 7 shall not be applicable to any particular Business Combination (and such Business Combination shall require only such affirmative vote which may be required by law or otherwise) if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination shall have been approved by majority vote of the Disinterested Directors (hereinafter defined).

(b) All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of:

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date (the “Determination Date”) on which the Interested Shareholder became an Interested Shareholder, whichever is higher.

B-1  PSEG 2025 Proxy Statement

Appendix B: Proposed Amendments to Certificate of Incorporation

(ii) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be met with respect to every such class or series whether or not the Interested Shareholder has previously acquired any shares thereof):

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series acquired by it (x) within the two-year period immediately prior to the “Announcement Date” or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(2) if applicable, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(3) the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher.

(iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of considerations, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it. The price determined in accordance with paragraphs (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding series of Preferred Stock: (2) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivisions of the Common Stock), except as approved by a majority of the Disinterested Directors and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages, provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and regulations or subsequent provisions).

SECTION 7. Amendment. Notwithstanding any other provisions of this Certificate of Incorporation, the By-Laws of the corporation or applicable law, the affirmative vote of ~~80%~~ a majority of the votes of the then outstanding Voting Stock, voting together as a single class, shall be required (a) to amend, modify or repeal this Article 7, (b) adopt any provision to this Certificate of Incorporation or By-Laws which is inconsistent with this Article 7, or (c) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article 7.

Sections 4 and 5 of Article 8 BOARD OF DIRECTORS of the Certificate of Incorporation of this corporation, as amended to date, are amended to read as follows:

SECTION 4. Removal and Suspension. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of ~~80%~~ a majority of the ~~combined voting powers~~ votes of the then outstanding ~~shares of stock entitled to vote generally in the election of directors~~ Voting Stock, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

PSEG 2025 Proxy Statement  B-2

Appendix B: Proposed Amendments to Certificate of Incorporation

SECTION 5. Amendment, repeal, etc. Notwithstanding anything in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the ~~voting power of all shares of the corporation entitled to vote generally in the election of directors~~ votes of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 8.

Article 9 BY-LAW AMENDMENTS of the Certificate of Incorporation of this corporation, as amended to date, is amended to read as follows:

The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the corporation (except so far as the By-Laws of the corporation adopted by the shareholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Article 1, Section 1; Article IX, Section 9; and Article XVI of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least ~~80%~~ a majority of the ~~voting power of all the shares of the corporation entitled to vote generally in the election of directors~~ votes of the then outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the ~~voting power of all the shares of the corporation entitled to vote generally in the election of directors~~ votes of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article 9.

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Appendix C: Proposed Amendments to By-Laws

APPENDIX C

PROPOSED AMENDMENT TO BY-LAWS

Proposed Amendments to Public Service Enterprise Group Incorporated’s By-Laws to Eliminate Supermajority Voting Requirements

Article 1 SECTION 1(d) of the By-Laws of this corporation is amended to read as follows:

(d) Removal and Suspension. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of ~~80%~~ a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

PSEG 2025 Proxy Statement  C-1

Appendix D: Restated Certificate of Incorporation

APPENDIX D

RESTATED CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION

OF

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Pursuant to Section 14A:9-5(3) of the New Jersey Business Corporation Act, as amended, Public Service Enterprise Group Incorporated hereby restates and integrates and also substantively amends its Certificate of Incorporation to read in full as follows:

1.	NAME:

The name of the corporation is PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED.

2.	PURPOSE:

The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, as from time to time amended or supplemented.

3.	STOCK:

SECTION 1. Capital Stock. The corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of Preferred Stock, without par value.

SECTION 2. Preferred Stock.

The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix, by resolution or resolutions providing for the issue thereof, the designation, the number of shares, and the relative rights, preferences and limitations thereof, to the full extent now or hereafter permitted by law.

4.	RESTRICTION ON DIVIDENDS:

No dividends shall be paid on any shares of any class of stock of the corporation except out of its earned surplus.

5.	CERTAIN VOTING REQUIREMENTS:

Except as otherwise required by law or this Certificate of Incorporation, action by the stockholders to adopt a proposed amendment to this Certificate of Incorporation or to approve a proposed plan of merger or consolidation involving the corporation or to approve a proposed sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation, if not in the usual and regular course of its business as conducted by it, or to dissolve, may be taken by the affirmative vote of a majority of the votes cast by the holders of stock of the corporation entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of a majority of the votes cast in each class vote.

6.	INDEMNIFICATION LIMITATION OF LIABILITY:

SECTION 1. Indemnification. The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

SECTION 2. Limitation of Liability. To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

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Appendix D: Restated Certificate of Incorporation

7.	CERTAIN BUSINESS COMBINATIONS:

SECTION 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law and except as otherwise expressly provided in Section 2 of this Article 7:

(a) any merger or consolidation of the corporation or any Subsidiary (hereinafter defined) with (i) any Interested Shareholder (hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (hereinafter defined) of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (hereinafter defined) of $25,000,000 or more; or

(c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), recapitalization of the corporation, any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require prior approval by the affirmative vote of a majority of the votes which the holders of the then outstanding shares of capital stock of the corporation are entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class (each share of the Voting Stock having a number of votes duly fixed by the Board of Directors pursuant to Article 3 of the Certificate of Incorporation or provided by the By-Laws). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term “Business Combination” as used in this Article 7 shall mean any transaction which is referred to in any one or more of paragraphs (a) through (e) of this Section 1.

SECTION 2. Exceptions to Vote Required By Section 1. The provisions of Section 1 of this Article 7 shall not be applicable to any particular Business Combination (and such Business Combination shall require only such affirmative vote which may be required by law or otherwise) if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination shall have been approved by majority vote of the Disinterested Directors (hereinafter defined).

(b) All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of:

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date (the “Determination Date”) on which the Interested Shareholder became an Interested Shareholder, whichever is higher.

(ii) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be met with respect to every such class or series whether or not the Interested Shareholder has previously acquired any shares thereof):

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series acquired by it (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

PSEG 2025 Proxy Statement  D-2

Appendix D: Restated Certificate of Incorporation

(2) if applicable, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(3) the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher.

(iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of considerations, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it. The price determined in accordance with paragraphs (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding series of Preferred Stock: (2) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivisions of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages, provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and regulations or subsequent provisions).

SECTION 3. Certain Definitions. For the purposes of this Article 7:

(a) “Person” shall mean any individual, firm, corporation or other entity.

(b) “Interested Shareholder” shall mean any person (other than the corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of shares having 10% or more of the votes of the then outstanding Voting Stock; or

(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares having 10% or more of the votes of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person, or any of its Affiliates or Associates (as hereinafter defined), beneficially owns, directly or indirectly; or

(ii) which such person, or any of its Affiliates or Associates, has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

D-3  PSEG 2025 Proxy Statement

Appendix D: Restated Certificate of Incorporation

(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of this paragraph (c) of Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

(d) “Affiliate” or “Associate” shall have the respective meanings given for such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(e) “Subsidiary” shall mean any corporation of which a majority of the voting shares is owned, directly or indirectly, by the corporation.

(f) “Disinterested Director” shall mean any member of the Board of Directors of the corporation who is not an Affiliate, Associate or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is not an Affiliate, Associate or representative of the Interested Shareholder and was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(g) “Fair Market Value” shall mean:

(i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question as determined by a majority of the Disinterested Directors in good faith; or

(ii) in the case of property other than stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

(h) In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(i) and (ii) of Section 2 of this Article 7 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION 4. Powers of the Board of Directors. The Board of Directors shall have the power and duty, by majority vote of the Disinterested Directors, to determine for the purposes of this Article 7, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more. A majority of the Disinterested Directors shall also have the power to interpret all of the other terms and provisions of this Article 7 and to make any other factual determinations in regard to the applicability of this Article 7. Any interpretations or determination made in good faith by majority vote of the Disinterested Directors with regard to application of this Article 7 on the basis of such information as was then available for such purpose shall be conclusive and binding on the corporation and on all of its shareholders, including any Interested Shareholder.

SECTION 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 7 shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

SECTION 6. Severability. In the event any provision (or part thereof) of this Article 7 should be determined to be invalid, prohibited or unenforceable for any reason, the remaining provisions, and parts thereof, shall remain in full force and effect and enforceable against the corporation and its shareholders, including any Interested Shareholder, to the fullest extent permitted by law.

SECTION 7. Amendment. Notwithstanding any other provisions of this Certificate of Incorporation, the By-Laws of the corporation or applicable law the affirmative vote of a majority of the votes of the then outstanding Voting Stock, voting together as a single class, shall be required (a) to amend, modify or repeal this Article 7, (b) adopt any provision to this Certificate of Incorporation or By-Laws which is inconsistent with this Article 7, or (c) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article 7.

PSEG 2025 Proxy Statement  D-4

Appendix D: Restated Certificate of Incorporation

8.	BOARD OF DIRECTORS:

SECTION 1. Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws of the corporation. Directors shall hold office for a term expiring at the next annual meeting of stockholders or until their respective successors are elected and qualified; provided, however, that directors elected to terms expiring at the annual meetings of stockholders to be held in 2009 and 2010, respectively, shall continue to hold office until the expiration of such terms or until their respective successors are elected and qualified.

SECTION 2. Stockholder nomination of director candidates. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the corporation.

SECTION 3. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualifications, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 4. Removal and Suspension, Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of a majority of the votes of the then outstanding Voting Stock, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

SECTION 5. Amendment, repeal, etc. Notwithstanding anything in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the votes of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 8.

9.	BY-LAW AMENDMENTS:

The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the corporation (except so far as the By-Laws of the corporation adopted by the shareholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Article I, Section 1; Article IX, Section 9; and Article XVI of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the votes of the then outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the votes of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article 9.

10.	QUORUM OF STOCKHOLDERS:

At any meeting of the stockholders of the corporation, the holders of stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for any meeting of stockholders, the meeting may be adjourned from time to time by the vote of a majority of the votes cast by the holders of stock present in person or represented by proxy at such meeting, without notice other than by announcement at the meeting, and at any such adjourned meeting held more than one week after such time the holders of stock entitled to cast 40% of the votes at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum. At any such adjourned meeting, whenever held, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

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Appendix D: Restated Certificate of Incorporation

11.	REGISTERED OFFICE AND AGENT:

The address of the corporation’s registered office is 181 New Road #304, Parsippany, NJ 07054 and the name of the corporation’s registered agent at such address is Corporate Creations Network Inc.

12. DIRECTORS:

The number of Directors constituting the Board of Directors of the corporation is eleven, and the names and addresses of the persons who are to serve as such Directors are as follows:

Willie A. Deese	80 Park Plaza, Newark, New Jersey 07102
Jamie M. Gentoso	80 Park Plaza, Newark, New Jersey 07102
Ralph A. LaRossa	80 Park Plaza, Newark, New Jersey 07102
Barry H. Ostrowsky	80 Park Plaza, Newark, New Jersey 07102
Ricardo G. Pérez	80 Park Plaza, Newark, New Jersey 07102
Valerie A. Smith	80 Park Plaza, Newark, New Jersey 07102
Scott G. Stephenson	80 Park Plaza, Newark, New Jersey 07102
Laura A. Sugg	80 Park Plaza, Newark, New Jersey 07102
John P. Surma	80 Park Plaza, Newark, New Jersey 07102
Kenneth Y. Tanji	80 Park Plaza, Newark, New Jersey 07102
Susan Tomasky	80 Park Plaza, Newark, New Jersey 07102

PSEG 2025 Proxy Statement  D-6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

ATTN: JUSTIN B. INCARDONE

80 PARK PLAZA-MAIL CODE T4B

NEWARK, NJ 07102-0570

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEG2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58278-P20049-Z88699        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

The Board of Directors recommends a vote “FOR” Items 1, 2, 3a, 3b, 3c and 4.
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Ralph A. LaRossa	☐	☐	☐

	1b.	Susan Tomasky	☐	☐	☐

	1c.	Willie A. Deese	☐	☐	☐

	1d.	Jamie M. Gentoso	☐	☐	☐

	1e.	Barry H. Ostrowsky	☐	☐	☐

	1f.	Ricardo G. Pérez	☐	☐	☐

	1g.	Valerie A. Smith	☐	☐	☐

	1h.	Scott G. Stephenson	☐	☐	☐

	1i.	Laura A. Sugg	☐	☐	☐

	1j.	John P. Surma	☐	☐	☐

	1k.	Kenneth Y. Tanji	☐	☐	☐

		For	Against	Abstain
2.	Advisory Vote on the Approval of Executive Compensation.	☐	☐	☐
3a.	Management Proposal to Eliminate Supermajority Voting Requirements for Certain Business Combinations.	☐	☐	☐
3b.	Management Proposal to Eliminate Supermajority Voting Requirements to Remove a Director Without Cause.	☐	☐	☐
3c.	Management Proposal to Eliminate Supermajority Voting Requirement to Make Certain Amendments to Our By-Laws.	☐	☐	☐
4.	Ratification of the Appointment of Deloitte as Independent Auditor for 2025.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Public Service Enterprise Group Incorporated

2025 Annual Meeting of Stockholders

April 22, 2025 at 1:00 p.m. ET via Live Webcast

To register for the virtual meeting, please follow the instructions at:

www.virtualshareholdermeeting.com/PEG2025

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/peg

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2025 Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com and at www.pseg.com/annualmeeting

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V58279-P20049-Z88699

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Susan Tomasky and Ralph A. LaRossa, and each or either of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of PSEG to be held on April 22, 2025 and at all adjournments or postponements thereof, upon all matters which may properly come before the meeting or any adjournment or postponement thereof, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side, sign and date it, and return it promptly in the envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Continued and to be signed on reverse side